Supplemental Information
First Quarter 2015

This information is preliminary and based on company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation and Subsidiaries
Consolidated Financial Highlights
(Dollars in millions, except per share information; shares in thousands)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Income statement
Net interest income	$9,451	$9,635	$10,219	$10,013	$10,085
Noninterest income	11,751	9,090	10,990	11,734	12,481
Total revenue, net of interest expense	21,202	18,725	21,209	21,747	22,566
Provision for credit losses	765	219	636	411	1,009
Noninterest expense	15,695	14,196	20,142	18,541	22,238
Income tax expense (benefit)	1,385	1,260	663	504	(405)
Net income (loss)	3,357	3,050	(232)	2,291	(276)
Preferred stock dividends	382	312	238	256	238
Net income (loss) applicable to common shareholders	2,975	2,738	(470)	2,035	(514)
Diluted earnings (loss) per common share (1)	0.27	0.25	(0.04)	0.19	(0.05)
Average diluted common shares issued and outstanding (1)	11,266,511	11,273,773	10,515,790	11,265,123	10,560,518
Dividends paid per common share	$0.05	$0.05	$0.05	$0.01	$0.01

Performance ratios
Return on average assets	0.64%	0.57%	n/m	0.42%	n/m
Return on average common shareholders' equity	5.35	4.84	n/m	3.68	n/m
Return on average tangible common shareholders' equity (2)	7.88	7.15	n/m	5.47	n/m
Return on average tangible shareholders' equity (2)	7.85	7.08	n/m	5.64	n/m

At period end
Book value per share of common stock	$21.66	$21.32	$20.99	$21.16	$20.75
Tangible book value per share of common stock (2)	14.79	14.43	14.09	14.24	13.81
Market price per share of common stock:
Closing price	$15.39	$17.89	$17.05	$15.37	$17.20
High closing price for the period	17.90	18.13	17.18	17.34	17.92
Low closing price for the period	15.15	15.76	14.98	14.51	16.10
Market capitalization	161,909	188,141	179,296	161,628	181,117

Number of financial centers - U.S.	4,835	4,855	4,947	5,023	5,095
Number of branded ATMs - U.S.	15,915	15,838	15,675	15,976	16,214
Full-time equivalent employees	219,658	223,715	229,538	233,201	238,560

(1)
The diluted earnings (loss) per common share excludes the effect of any equity instruments that are antidilutive to earnings per share. There were no potential common shares that were dilutive in the third and first quarters of 2014 because of the net loss applicable to common shareholders.

(2)
Tangible equity ratios and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Corporation. Other companies may define or calculate non-GAAP financial measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 41-44.)

n/m = not meaningful

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	2

Bank of America Corporation and Subsidiaries
Supplemental Financial Data
(Dollars in millions)

Fully taxable-equivalent (FTE) basis data (1)

	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Net interest income	$9,670	$9,865	$10,444	$10,226	$10,286
Total revenue, net of interest expense	21,421	18,955	21,434	21,960	22,767
Net interest yield	2.17%	2.18%	2.29%	2.22%	2.29%
Efficiency ratio	73.27	74.90	93.97	84.43	97.68

(1)
FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 41-44.)

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	3

Bank of America Corporation and Subsidiaries
Consolidated Statement of Income
(Dollars in millions, except per share information; shares in thousands)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Interest income
Loans and leases	$8,036	$8,377	$8,535	$8,635	$8,760
Debt securities	1,887	1,675	2,225	2,124	1,997
Federal funds sold and securities borrowed or purchased under agreements to resell	231	238	239	297	265
Trading account assets	1,083	1,098	1,111	1,175	1,177
Other interest income	726	764	748	710	736
Total interest income	11,963	12,152	12,858	12,941	12,935

Interest expense
Deposits	220	237	270	282	291
Short-term borrowings	606	615	591	763	609
Trading account liabilities	373	351	392	398	435
Long-term debt	1,313	1,314	1,386	1,485	1,515
Total interest expense	2,512	2,517	2,639	2,928	2,850
Net interest income	9,451	9,635	10,219	10,013	10,085

Noninterest income
Card income	1,394	1,610	1,500	1,441	1,393
Service charges	1,764	1,844	1,907	1,866	1,826
Investment and brokerage services	3,378	3,397	3,327	3,291	3,269
Investment banking income	1,487	1,541	1,351	1,631	1,542
Equity investment income (loss)	27	(20)	9	357	784
Trading account profits	2,247	111	1,899	1,832	2,467
Mortgage banking income	694	352	272	527	412
Gains on sales of debt securities	268	163	432	382	377
Other income	492	92	293	407	411
Total noninterest income	11,751	9,090	10,990	11,734	12,481
Total revenue, net of interest expense	21,202	18,725	21,209	21,747	22,566

Provision for credit losses	765	219	636	411	1,009

Noninterest expense
Personnel	9,614	7,693	8,039	8,306	9,749
Occupancy	1,027	996	1,070	1,079	1,115
Equipment	512	531	514	534	546
Marketing	440	491	446	450	442
Professional fees	421	677	611	626	558
Amortization of intangibles	213	228	234	235	239
Data processing	852	796	754	761	833
Telecommunications	171	254	311	324	370
Other general operating	2,445	2,530	8,163	6,226	8,386
Total noninterest expense	15,695	14,196	20,142	18,541	22,238
Income (loss) before income taxes	4,742	4,310	431	2,795	(681)
Income tax expense (benefit)	1,385	1,260	663	504	(405)
Net income (loss)	$3,357	$3,050	$(232)	$2,291	$(276)
Preferred stock dividends	382	312	238	256	238
Net income (loss) applicable to common shareholders	$2,975	$2,738	$(470)	$2,035	$(514)

Per common share information
Earnings (loss)	$0.28	$0.26	$(0.04)	$0.19	$(0.05)
Diluted earnings (loss) (1)	0.27	0.25	(0.04)	0.19	(0.05)
Dividends paid	0.05	0.05	0.05	0.01	0.01
Average common shares issued and outstanding	10,518,790	10,516,334	10,515,790	10,519,359	10,560,518
Average diluted common shares issued and outstanding (1)	11,266,511	11,273,773	10,515,790	11,265,123	10,560,518

(1)
The diluted earnings (loss) per common share excludes the effect of any equity instruments that are antidilutive to earnings per share. There were no potential common shares that were dilutive in the third and first quarters of 2014 because of the net loss applicable to common shareholders.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	4

Bank of America Corporation and Subsidiaries
Consolidated Statement of Comprehensive Income
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Net income (loss)	$3,357	$3,050	$(232)	$2,291	$(276)
Other comprehensive income (loss), net-of-tax:
Net change in available-for-sale debt and marketable equity securities	1,336	2,021	(994)	2,305	1,289
Net change in derivatives	43	205	196	7	208
Employee benefit plan adjustments	25	(1,007)	8	7	49
Net change in foreign currency translation adjustments	(51)	(24)	(14)	7	(126)
Other comprehensive income (loss)	1,353	1,195	(804)	2,326	1,420
Comprehensive income (loss)	$4,710	$4,245	$(1,036)	$4,617	$1,144

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	5

Bank of America Corporation and Subsidiaries
Consolidated Balance Sheet
(Dollars in millions)
	March 31 2015	December 31 2014	March 31 2014
Assets
Cash and due from banks	$30,106	$33,118	$31,099
Interest-bearing deposits with the Federal Reserve, non-U.S. central banks and other banks	132,437	105,471	120,546
Cash and cash equivalents	162,543	138,589	151,645
Time deposits placed and other short-term investments	7,418	7,510	12,793
Federal funds sold and securities borrowed or purchased under agreements to resell	206,708	191,823	215,299
Trading account assets	186,860	191,785	195,949
Derivative assets	61,331	52,682	45,302
Debt securities:
Carried at fair value	324,174	320,695	285,576
Held-to-maturity, at cost	59,815	59,766	55,120
Total debt securities	383,989	380,461	340,696
Loans and leases	877,956	881,391	916,217
Allowance for loan and lease losses	(13,676)	(14,419)	(16,618)
Loans and leases, net of allowance	864,280	866,972	899,599
Premises and equipment, net	9,833	10,049	10,351
Mortgage servicing rights	3,394	3,530	4,765
Goodwill	69,776	69,777	69,842
Intangible assets	4,391	4,612	5,337
Loans held-for-sale	9,732	12,836	12,317
Customer and other receivables	63,716	61,845	64,135
Other assets	109,574	112,063	121,821
Total assets	$2,143,545	$2,104,534	$2,149,851

Assets of consolidated variable interest entities included in total assets above (isolated to settle the liabilities of the variable interest entities)
Trading account assets	$5,182	$6,890	$8,052
Derivative assets	5	6	23
Loans and leases	89,771	95,187	104,556
Allowance for loan and lease losses	(1,869)	(1,968)	(2,614)
Loans and leases, net of allowance	87,902	93,219	101,942
Loans held-for-sale	1,226	1,822	1,294
All other assets	2,948	2,763	3,970
Total assets of consolidated variable interest entities	$97,263	$104,700	$115,281

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	6

Bank of America Corporation and Subsidiaries
Consolidated Balance Sheet (continued)
(Dollars in millions)
	March 31 2015	December 31 2014	March 31 2014
Liabilities
Deposits in U.S. offices:
Noninterest-bearing	$412,902	$393,102	$376,613
Interest-bearing	673,431	660,161	676,328
Deposits in non-U.S. offices:
Noninterest-bearing	8,473	7,230	7,633
Interest-bearing	58,362	58,443	73,076
Total deposits	1,153,168	1,118,936	1,133,650
Federal funds purchased and securities loaned or sold under agreements to repurchase	203,758	201,277	203,108
Trading account liabilities	74,791	74,192	89,076
Derivative liabilities	52,234	46,909	36,911
Short-term borrowings	33,270	31,172	51,409
Accrued expenses and other liabilities (includes $537, $528 and $509 of reserve for unfunded lending commitments)	138,278	145,438	149,024
Long-term debt	237,858	243,139	254,785
Total liabilities	1,893,357	1,861,063	1,917,963
Shareholders' equity
Preferred stock, $0.01 par value; authorized – 100,000,000 shares; issued and outstanding – 3,767,790, 3,647,790 and 3,407,790 shares	22,273	19,309	13,352
Common stock and additional paid-in capital, $0.01 par value; authorized – 12,800,000,000 shares; issued and outstanding – 10,520,400,507, 10,516,542,476 and 10,530,045,485 shares	153,410	153,458	153,696
Retained earnings	77,472	75,024	71,877
Accumulated other comprehensive income (loss)	(2,967)	(4,320)	(7,037)
Total shareholders' equity	250,188	243,471	231,888
Total liabilities and shareholders' equity	$2,143,545	$2,104,534	$2,149,851

Liabilities of consolidated variable interest entities included in total liabilities above
Short-term borrowings	$630	$1,032	$1,176
Long-term debt	13,942	13,307	18,338
All other liabilities	123	138	179
Total liabilities of consolidated variable interest entities	$14,695	$14,477	$19,693

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	7

Bank of America Corporation and Subsidiaries
Capital Management
(Dollars in millions)
	Basel 3 Standardized Transition
	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Risk-based capital metrics (1, 2):
Common equity tier 1 capital	$155,438	$155,361	$152,444	$153,582	$150,922
Tier 1 capital	173,155	168,973	163,040	160,760	152,936
Total capital	214,481	208,670	200,759	197,028	190,124
Risk-weighted assets	1,402,309	1,261,544	1,271,723	1,284,924	1,282,117
Common equity tier 1 capital ratio	11.1%	12.3%	12.0%	12.0%	11.8%
Tier 1 capital ratio	12.3	13.4	12.8	12.5	11.9
Total capital ratio	15.3	16.5	15.8	15.3	14.8
Tier 1 leverage ratio	8.4	8.2	7.9	7.7	7.4

Tangible equity ratio (3)	8.6	8.4	8.1	7.8	7.6
Tangible common equity ratio (3)	7.5	7.5	7.2	7.1	7.0

(1)	Regulatory capital ratios are preliminary.

(2)
Common equity tier 1 capital ratio at March 31, 2015 reflects the migration of the risk-weighted assets calculation from the general risk-based approach to the Basel 3 Standardized approach, and Common equity tier 1 capital includes the 2015 phase-in of regulatory capital transition provisions.

(3)
Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Corporation. Other companies may define or calculate non-GAAP financial measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliation to GAAP Financial Measures on pages 41-44.)

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	8

Bank of America Corporation and Subsidiaries
Regulatory Capital Reconciliations (1, 2)
(Dollars in millions)
	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Regulatory capital – Basel 3 transition to fully phased-in
Common equity tier 1 capital (transition) (3)	$155,438	$155,361	$152,444	$153,582	$150,922
Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition	(6,031)	(8,905)	(10,502)	(11,118)	(11,933)
DVA related to liabilities and derivatives phased in during transition	498	925	974	1,229	1,275
Defined benefit pension fund assets phased in during transition	(459)	(599)	(663)	(658)	(644)
Other adjustments and deductions phased in during transition	(2,247)	(5,565)	(7,147)	(5,852)	(9,474)
Common equity tier 1 capital (fully phased-in)	$147,199	$141,217	$135,106	$137,183	$130,146

Risk-weighted assets – As reported to Basel 3 (fully phased-in)
As reported risk-weighted assets (3)	$1,402,309	$1,261,544	$1,271,723	$1,284,924	$1,282,117
Change in risk-weighted assets from reported to fully phased-in	25,394	153,722	143,516	151,901	165,332
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	1,427,703	1,415,266	1,415,239	1,436,825	1,447,449
Change in risk-weighted assets for advanced models	33,204	50,213	(8,375)	(49,390)	(86,234)
Basel 3 Advanced approaches risk-weighted assets (fully phased-in)	$1,460,907	$1,465,479	$1,406,864	$1,387,435	$1,361,215

Regulatory capital ratios
Basel 3 Standardized approach Common equity tier 1 (transition) (3)	11.1%	12.3%	12.0%	12.0%	11.8%
Basel 3 Standardized approach Common equity tier 1 (fully phased-in)	10.3	10.0	9.5	9.5	9.0
Basel 3 Advanced approaches Common equity tier 1 (fully phased-in)	10.1	9.6	9.6	9.9	9.6

(1)	Regulatory capital ratios are preliminary.

(2)
Basel 3 Common equity tier 1 capital and risk-weighted assets on a fully phased-in basis are non-GAAP financial measures. For reconciliations to GAAP financial measures, see above. The Corporation’s fully phased-in Basel 3 estimates and the supplementary leverage ratio are based on its current understanding of the Standardized and Advanced approaches under the Basel 3 rules. Under the Basel 3 Advanced approaches, risk-weighted assets are determined primarily for market risk and credit risk, similar to the Standardized approach, and also incorporate operational risk. Market risk capital measurements are consistent with the Standardized approach, except for securitization exposures, where the Supervisory Formula Approach is also permitted, and certain differences arising from the inclusion of the CVA capital charge in the credit risk capital measurement. Credit risk exposures are measured using internal ratings-based models to determine the applicable risk weight by estimating the probability of default, loss given default and, in certain instances, exposure at default. The internal analytical models primarily rely on internal historical default and loss experience. The calculations under Basel 3 require management to make estimates, assumptions and interpretations, including the probability of future events based on historical experience. Actual results could differ from those estimates and assumptions. These estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology, but do not include the benefit of the removal of the surcharge applicable to the comprehensive risk measure. Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators or as our understanding and interpretation of the rules evolve. The U.S. banking regulators have requested modifications to certain internal analytical models including the wholesale (e.g., commercial) and other credit models which would increase our risk-weighted assets and is estimated to negatively impact the Common equity tier 1 capital ratio by approximately 100 bps. We are currently working with the U.S. banking regulators in order to exit parallel run.

(3)
Common equity tier 1 capital ratio at March 31, 2015 reflects the migration of the risk-weighted assets calculation from the general risk-based approach to the Basel 3 Standardized approach, and Common equity tier 1 capital includes the 2015 phase-in of regulatory capital transition provisions.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	9

Bank of America Corporation and Subsidiaries
Net Interest Income Excluding Trading-related Net Interest Income
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Net interest income (FTE basis)
As reported	$9,670	$9,865	$10,444	$10,226	$10,286
Impact of trading-related net interest income	(917)	(939)	(907)	(864)	(905)
Net interest income excluding trading-related net interest income (1)	$8,753	$8,926	$9,537	$9,362	$9,381

Average earning assets
As reported	$1,804,399	$1,802,121	$1,813,482	$1,840,850	$1,803,297
Impact of trading-related earning assets	(418,214)	(435,408)	(441,661)	(463,395)	(442,700)
Average earning assets excluding trading-related earning assets (1)	$1,386,185	$1,366,713	$1,371,821	$1,377,455	$1,360,597

Net interest yield contribution (FTE basis) (2)
As reported	2.17%	2.18%	2.29%	2.22%	2.29%
Impact of trading-related activities	0.38	0.42	0.47	0.50	0.48
Net interest yield on earning assets excluding trading-related activities (1)	2.55%	2.60%	2.76%	2.72%	2.77%

(1)	Represents a non-GAAP financial measure.

(2)	Calculated on an annualized basis.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	10

Bank of America Corporation and Subsidiaries
Quarterly Average Balances and Interest Rates – Fully Taxable-equivalent Basis
(Dollars in millions)
	First Quarter 2015			Fourth Quarter 2014			First Quarter 2014
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Interest-bearing deposits with the Federal Reserve, non-U.S. central banks and other banks	$126,189	$84	0.27%	$109,042	$74	0.27%	$112,570	$72	0.26%
Time deposits placed and other short-term investments	8,379	33	1.61	9,339	41	1.73	13,879	49	1.43
Federal funds sold and securities borrowed or purchased under agreements to resell	213,931	231	0.44	217,982	237	0.43	212,504	265	0.51
Trading account assets	138,946	1,122	3.26	144,147	1,142	3.15	147,583	1,213	3.32
Debt securities	383,120	1,898	2.01	371,014	1,687	1.82	329,711	2,005	2.41
Loans and leases (1):
Residential mortgage	215,030	1,851	3.45	223,132	1,946	3.49	247,560	2,238	3.62
Home equity	84,915	770	3.66	86,825	808	3.70	92,755	853	3.71
U.S. credit card	88,695	2,027	9.27	89,381	2,087	9.26	89,545	2,092	9.48
Non-U.S. credit card	10,002	262	10.64	10,950	280	10.14	11,554	308	10.79
Direct/Indirect consumer	80,713	491	2.47	83,121	522	2.49	81,728	530	2.63
Other consumer	1,847	15	3.29	2,031	85	16.75	1,962	18	3.66
Total consumer	481,202	5,416	4.54	495,440	5,728	4.60	525,104	6,039	4.64
U.S. commercial	234,907	1,645	2.84	231,215	1,648	2.83	228,059	1,650	2.93
Commercial real estate	48,234	347	2.92	46,996	360	3.04	48,753	368	3.06
Commercial lease financing	24,495	216	3.53	24,238	199	3.28	24,727	234	3.78
Non-U.S. commercial	83,555	485	2.35	86,844	527	2.41	92,839	544	2.37
Total commercial	391,191	2,693	2.79	389,293	2,734	2.79	394,378	2,796	2.87
Total loans and leases	872,393	8,109	3.75	884,733	8,462	3.80	919,482	8,835	3.88
Other earning assets	61,441	705	4.66	65,864	739	4.46	67,568	697	4.18
Total earning assets (2)	1,804,399	12,182	2.73	1,802,121	12,382	2.73	1,803,297	13,136	2.94
Cash and due from banks	27,695			27,590			28,258
Other assets, less allowance for loan and lease losses	306,480			307,840			307,711
Total assets	$2,138,574			$2,137,551			$2,139,266

(1)
Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is generally recognized on a cost recovery basis. Purchased credit-impaired loans were recorded at fair value upon acquisition and accrete interest income over the remaining life of the loan.

(2)
The impact of interest rate risk management derivatives on interest income is presented below. Interest income includes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

	First Quarter 2015	Fourth Quarter 2014	First Quarter 2014
Federal funds sold and securities borrowed or purchased under agreements to resell	$12	$14	$13
Debt securities	(8)	(11)	(2)
U.S. commercial loans and leases	(15)	(13)	(16)
Net hedge expense on assets	$(11)	$(10)	$(5)

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	11

Bank of America Corporation and Subsidiaries
Quarterly Average Balances and Interest Rates – Fully Taxable-equivalent Basis (continued)
(Dollars in millions)
	First Quarter 2015			Fourth Quarter 2014			First Quarter 2014
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-bearing liabilities
U.S. interest-bearing deposits:
Savings	$46,224	$2	0.02%	$45,621	$1	0.01%	$45,196	$1	0.01%
NOW and money market deposit accounts	531,827	67	0.05	515,995	76	0.06	523,237	83	0.06
Consumer CDs and IRAs	58,704	45	0.31	61,880	52	0.33	71,140	84	0.48
Negotiable CDs, public funds and other deposits	28,796	22	0.31	30,950	22	0.29	29,826	27	0.37
Total U.S. interest-bearing deposits	665,551	136	0.08	654,446	151	0.09	669,399	195	0.12
Non-U.S. interest-bearing deposits:
Banks located in non-U.S. countries	4,544	8	0.74	5,415	9	0.63	11,071	16	0.59
Governments and official institutions	1,382	1	0.21	1,647	1	0.18	1,857	1	0.12
Time, savings and other	54,276	75	0.55	57,029	76	0.53	60,507	79	0.53
Total non-U.S. interest-bearing deposits	60,202	84	0.56	64,091	86	0.53	73,435	96	0.53
Total interest-bearing deposits	725,753	220	0.12	718,537	237	0.13	742,834	291	0.16
Federal funds purchased, securities loaned or sold under agreements to repurchase and short-term borrowings	244,134	606	1.01	251,432	615	0.97	252,972	609	0.97
Trading account liabilities	78,787	373	1.92	78,174	350	1.78	90,449	435	1.95
Long-term debt	240,127	1,313	2.20	249,221	1,315	2.10	253,678	1,515	2.41
Total interest-bearing liabilities (1)	1,288,801	2,512	0.79	1,297,364	2,517	0.77	1,339,933	2,850	0.86
Noninterest-bearing sources:
Noninterest-bearing deposits	404,972			403,977			375,343
Other liabilities	199,057			192,756			187,431
Shareholders' equity	245,744			243,454			236,559
Total liabilities and shareholders' equity	$2,138,574			$2,137,551			$2,139,266
Net interest spread			1.94%			1.96%			2.08%
Impact of noninterest-bearing sources			0.23			0.22			0.21
Net interest income/yield on earning assets		$9,670	2.17%		$9,865	2.18%		$10,286	2.29%

(1)
The impact of interest rate risk management derivatives on interest expense is presented below. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

	First Quarter 2015	Fourth Quarter 2014	First Quarter 2014
Consumer CDs and IRAs	$6	$6	$20
Negotiable CDs, public funds and other deposits	3	3	3
Banks located in non-U.S. countries	1	2	3
Federal funds purchased, securities loaned or sold under agreements to repurchase and short-term borrowings	249	257	257
Long-term debt	(841)	(927)	(875)
Net hedge income on liabilities	$(582)	$(659)	$(592)

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	12

Bank of America Corporation and Subsidiaries
Debt Securities and Available-for-Sale Marketable Equity Securities
(Dollars in millions)
	March 31, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S. Treasury and agency securities	$58,501	$1,018	$(3)	$59,516
Mortgage-backed securities:
Agency	179,255	2,858	(275)	181,838
Agency-collateralized mortgage obligations	13,696	296	(31)	13,961
Non-agency residential	3,791	295	(60)	4,026
Commercial	3,853	137	(1)	3,989
Non-U.S. securities	5,923	32	(3)	5,952
Corporate/Agency bonds	356	10	(1)	365
Other taxable securities, substantially all asset-backed securities	9,554	42	(18)	9,578
Total taxable securities	274,929	4,688	(392)	279,225
Tax-exempt securities	9,725	11	(19)	9,717
Total available-for-sale debt securities	284,654	4,699	(411)	288,942
Other debt securities carried at fair value	35,166	264	(198)	35,232
Total debt securities carried at fair value	319,820	4,963	(609)	324,174
Held-to-maturity debt securities, substantially all U.S. agency mortgage-backed securities	59,815	496	(422)	59,889
Total debt securities	$379,635	$5,459	$(1,031)	$384,063
Available-for-sale marketable equity securities (1)	$336	$59	$—	$395

	December 31, 2014
Available-for-sale debt securities
U.S. Treasury and agency securities	$69,267	$360	$(32)	$69,595
Mortgage-backed securities:
Agency	163,592	2,040	(593)	165,039
Agency-collateralized mortgage obligations	14,175	152	(79)	14,248
Non-agency residential	4,244	287	(77)	4,454
Commercial	3,931	69	—	4,000
Non-U.S. securities	6,208	33	(11)	6,230
Corporate/Agency bonds	361	9	(2)	368
Other taxable securities, substantially all asset-backed securities	10,774	39	(22)	10,791
Total taxable securities	272,552	2,989	(816)	274,725
Tax-exempt securities	9,556	12	(19)	9,549
Total available-for-sale debt securities	282,108	3,001	(835)	284,274
Other debt securities carried at fair value	36,524	261	(364)	36,421
Total debt securities carried at fair value	318,632	3,262	(1,199)	320,695
Held-to-maturity debt securities, substantially all U.S. agency mortgage-backed securities	59,766	486	(611)	59,641
Total debt securities	$378,398	$3,748	$(1,810)	$380,336
Available-for-sale marketable equity securities (1)	$336	$27	$—	$363

(1)	Classified in other assets on the Consolidated Balance Sheet.

Other Debt Securities Carried at Fair Value
(Dollars in millions)	March 31 2015	December 31 2014
U.S. Treasury and agency securities	$1,272	$1,541
Mortgage-backed securities:
Agency	15,670	15,704
Non-agency residential	3,869	3,745
Non-U.S. securities (1)	14,124	15,132
Other taxable securities, substantially all asset-backed securities	297	299
Total	$35,232	$36,421

(1)	These securities are primarily used to satisfy certain international regulatory liquidity requirements.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	13

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment
(Dollars in millions)
	First Quarter 2015
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	Legacy Assets & Servicing	All Other
Net interest income (FTE basis)	$9,670	$4,871	$1,351	$2,265	$1,004	$428	$(249)
Card income	1,394	1,167	49	100	9	—	69
Service charges	1,764	966	18	710	65	—	5
Investment and brokerage services (loss)	3,378	65	2,723	30	562	—	(2)
Investment banking income (loss)	1,487	—	72	852	630	—	(67)
Equity investment income (loss)	27	(1)	—	9	18	—	1
Trading account profits (losses)	2,247	—	55	64	2,127	2	(1)
Mortgage banking income (loss)	694	288	1	—	—	461	(56)
Gains on sales of debt securities	268	1	1	—	3	—	263
Other income (loss)	492	93	247	259	185	23	(315)
Total noninterest income	11,751	2,579	3,166	2,024	3,599	486	(103)
Total revenue, net of interest expense (FTE basis)	21,421	7,450	4,517	4,289	4,603	914	(352)
Provision for credit losses	765	716	23	96	21	91	(182)
Noninterest expense	15,695	4,389	3,459	2,022	3,120	1,201	1,504
Income (loss) before income taxes (FTE basis)	4,961	2,345	1,035	2,171	1,462	(378)	(1,674)
Income tax expense (benefit) (FTE basis)	1,604	870	384	806	517	(140)	(833)
Net income (loss)	$3,357	$1,475	$651	$1,365	$945	$(238)	$(841)

Average
Total loans and leases	$872,393	$199,581	$126,129	$289,524	$56,990	$32,411	$167,758
Total assets (1)	2,138,574	594,916	275,130	365,355	598,503	52,617	252,053
Total deposits	1,130,725	531,365	243,561	289,935	n/m	n/m	19,405
Period end
Total loans and leases	$877,956	$200,153	$127,556	$295,653	$63,019	$31,690	$159,885
Total assets (1)	2,143,545	613,130	272,777	368,595	586,737	53,538	248,768
Total deposits	1,153,168	549,489	244,080	293,846	n/m	n/m	19,467

	Fourth Quarter 2014
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	Legacy Assets & Servicing	All Other
Net interest income (FTE basis)	$9,865	$4,966	$1,407	$2,420	$1,032	$390	$(350)
Card income	1,610	1,325	53	124	19	—	89
Service charges	1,844	1,043	18	712	65	—	6
Investment and brokerage services	3,397	66	2,763	27	540	—	1
Investment banking income (loss)	1,541	—	71	830	670	—	(30)
Equity investment income (loss)	(20)	(1)	2	1	14	—	(36)
Trading account profits (losses)	111	—	39	(8)	76	1	3
Mortgage banking income (loss)	352	192	2	—	—	241	(83)
Gains on sales of debt securities	163	1	—	—	—	1	161
Other income (loss)	92	167	247	226	(46)	5	(507)
Total noninterest income	9,090	2,793	3,195	1,912	1,338	248	(396)
Total revenue, net of interest expense (FTE basis)	18,955	7,759	4,602	4,332	2,370	638	(746)
Provision for credit losses	219	653	14	(31)	26	(113)	(330)
Noninterest expense	14,196	4,409	3,440	2,002	2,500	1,364	481
Income (loss) before income taxes (FTE basis)	4,540	2,697	1,148	2,361	(156)	(613)	(897)
Income tax expense (benefit) (FTE basis)	1,490	1,036	442	850	(84)	(231)	(523)
Net income (loss)	$3,050	$1,661	$706	$1,511	$(72)	$(382)	$(374)

Average
Total loans and leases	$884,733	$199,215	$123,544	$287,017	$58,094	$33,772	$183,091
Total assets (1)	2,137,551	582,115	266,716	369,292	611,713	48,557	259,158
Total deposits	1,122,514	517,580	238,835	296,205	n/m	n/m	22,163
Period end
Total loans and leases	$881,391	$202,000	$125,431	$288,905	$59,388	$33,055	$172,612
Total assets (1)	2,104,534	589,048	274,887	357,081	579,512	45,958	258,048
Total deposits	1,118,936	524,413	245,391	283,191	n/m	n/m	19,242

(1)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	14

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment (continued)
(Dollars in millions)
	First Quarter 2014
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	Legacy Assets & Servicing	All Other
Net interest income (FTE basis)	$10,286	$5,071	$1,485	$2,507	$1,002	$377	$(156)
Card income	1,393	1,148	53	96	9	—	87
Service charges	1,826	993	20	733	73	—	7
Investment and brokerage services	3,269	61	2,604	25	561	—	18
Investment banking income (loss)	1,542	—	66	822	736	—	(82)
Equity investment income	784	—	3	56	29	—	696
Trading account profits	2,467	—	47	43	2,367	2	8
Mortgage banking income (loss)	412	178	—	—	1	291	(58)
Gains on sales of debt securities	377	1	—	—	10	9	357
Other income (loss)	411	199	269	253	229	7	(546)
Total noninterest income	12,481	2,580	3,062	2,028	4,015	309	487
Total revenue, net of interest expense (FTE basis)	22,767	7,651	4,547	4,535	5,017	686	331
Provision for credit losses	1,009	809	23	281	19	12	(135)
Noninterest expense	22,238	4,495	3,359	2,190	3,075	7,401	1,718
Income (loss) before income taxes (FTE basis)	(480)	2,347	1,165	2,064	1,923	(6,727)	(1,252)
Income tax expense (benefit) (FTE basis)	(204)	879	436	773	610	(1,847)	(1,055)
Net income (loss)	$(276)	$1,468	$729	$1,291	$1,313	$(4,880)	$(197)

Average
Total loans and leases	$919,482	$196,425	$115,945	$287,920	$63,696	$38,104	$217,392
Total assets (1)	2,139,266	569,650	270,275	362,264	601,427	57,400	278,250
Total deposits	1,118,177	504,849	242,792	285,594	n/m	n/m	34,981
Period end
Total loans and leases	$916,217	$194,676	$116,482	$289,645	$64,598	$37,401	$213,415
Total assets (1)	2,149,851	586,472	271,211	359,786	594,792	58,605	278,985
Total deposits	1,133,650	521,453	244,051	286,285	n/m	n/m	34,854

(1)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	15

Bank of America Corporation and Subsidiaries
Consumer Banking Segment Results
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Net interest income (FTE basis)	$4,871	$4,966	$5,081	$5,060	$5,071
Noninterest income:
Card income	1,167	1,325	1,219	1,152	1,148
Service charges	966	1,043	1,085	1,039	993
Mortgage banking income	288	192	206	237	178
All other income	158	233	158	161	261
Total noninterest income	2,579	2,793	2,668	2,589	2,580
Total revenue, net of interest expense (FTE basis)	7,450	7,759	7,749	7,649	7,651

Provision for credit losses	716	653	668	550	809

Noninterest expense	4,389	4,409	4,447	4,505	4,495
Income before income taxes (FTE basis)	2,345	2,697	2,634	2,594	2,347
Income tax expense (FTE basis)	870	1,036	956	960	879
Net income	$1,475	$1,661	$1,678	$1,634	$1,468

Net interest yield (FTE basis)	3.54%	3.61%	3.71%	3.74%	3.85%
Return on average allocated capital (1)	21	22	22	22	20
Efficiency ratio (FTE basis)	58.92	56.80	57.40	58.90	58.76

Balance Sheet
Average
Total loans and leases	$199,581	$199,215	$197,374	$195,413	$196,425
Total earning assets (2)	558,833	545,721	542,858	542,421	533,751
Total assets (2)	594,916	582,115	578,927	578,514	569,650
Total deposits	531,365	517,580	514,549	514,137	504,849
Allocated capital (1)	29,000	30,000	30,000	30,000	30,000

Period end
Total loans and leases	$200,153	$202,000	$198,467	$197,021	$194,676
Total earning assets (2)	576,868	552,117	544,916	543,827	550,413
Total assets (2)	613,130	589,048	580,381	579,870	586,472
Total deposits	549,489	524,413	515,580	514,838	521,453

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Allocated capital and the related return are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 41-44.)

(2)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	16

Bank of America Corporation and Subsidiaries
Consumer Banking Quarterly Results
(Dollars in millions)
	First Quarter 2015
	Total Consumer Banking	Deposits	Consumer Lending
Net interest income (FTE basis)	$4,871	$2,297	$2,574
Noninterest income:
Card income	1,167	3	1,164
Service charges	966	966	—
Mortgage banking income	288	—	288
All other income	158	103	55
Total noninterest income	2,579	1,072	1,507
Total revenue, net of interest expense (FTE basis)	7,450	3,369	4,081

Provision for credit losses	716	63	653

Noninterest expense	4,389	2,451	1,938
Income before income taxes (FTE basis)	2,345	855	1,490
Income tax expense (FTE basis)	870	317	553
Net income	$1,475	$538	$937

Net interest yield (FTE basis)	3.54%	1.74%	5.32%
Return on average allocated capital (1)	21	18	22
Efficiency ratio (FTE basis)	58.92	72.76	47.49

Balance Sheet
Average
Total loans and leases	$199,581	$5,879	$193,702
Total earning assets (2)	558,833	535,555	196,044
Total assets (2)	594,916	562,314	205,368
Total deposits	531,365	530,289	n/m
Allocated capital (1)	29,000	12,000	17,000

Period end
Total loans and leases	$200,153	$5,824	$194,329
Total earning assets (2)	576,868	553,574	197,738
Total assets (2)	613,130	580,337	207,237
Total deposits	549,489	548,303	n/m

	Fourth Quarter 2014
	Total Consumer Banking	Deposits	Consumer Lending
Net interest income (FTE basis)	$4,966	$2,312	$2,654
Noninterest income:
Card income	1,325	3	1,322
Service charges	1,043	1,042	1
Mortgage banking income	192	—	192
All other income	233	120	113
Total noninterest income	2,793	1,165	1,628
Total revenue, net of interest expense (FTE basis)	7,759	3,477	4,282

Provision for credit losses	653	61	592

Noninterest expense	4,409	2,490	1,919
Income before income taxes (FTE basis)	2,697	926	1,771
Income tax expense (FTE basis)	1,036	358	678
Net income	$1,661	$568	$1,093

Net interest yield (FTE basis)	3.61%	1.76%	5.38%
Return on average allocated capital (1)	22	20	23
Efficiency ratio (FTE basis)	56.80	71.58	44.80

Balance Sheet
Average
Total loans and leases	$199,215	$5,966	$193,249
Total earning assets (2)	545,721	520,456	195,788
Total assets (2)	582,115	547,358	205,280
Total deposits	517,580	516,479	n/m
Allocated capital (1)	30,000	11,000	19,000

Period end
Total loans and leases	$202,000	$5,951	$196,049
Total earning assets (2)	552,117	527,045	199,097
Total assets (2)	589,048	554,344	208,729
Total deposits	524,413	523,348	n/m

For footnotes see page 18.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	17

Bank of America Corporation and Subsidiaries
Consumer Banking Quarterly Results (continued)
(Dollars in millions)
	First Quarter 2014
	Total Consumer Banking	Deposits	Consumer Lending
Net interest income (FTE basis)	$5,071	$2,340	$2,731
Noninterest income:
Card income	1,148	2	1,146
Service charges	993	993	—
Mortgage banking income	178	—	178
All other income	261	91	170
Total noninterest income	2,580	1,086	1,494
Total revenue, net of interest expense (FTE basis)	7,651	3,426	4,225

Provision for credit losses	809	64	745

Noninterest expense	4,495	2,465	2,030
Income before income taxes (FTE basis)	2,347	897	1,450
Income tax expense (FTE basis)	879	336	543
Net income	$1,468	$561	$907

Net interest yield (FTE basis)	3.85%	1.87%	5.72%
Return on average allocated capital (1)	20	21	19
Efficiency ratio (FTE basis)	58.76	71.97	48.05

Balance Sheet
Average
Total loans and leases	$196,425	$6,092	$190,333
Total earning assets (2)	533,751	508,332	193,671
Total assets (2)	569,650	535,023	202,879
Total deposits	504,849	504,065	n/m
Allocated capital (1)	30,000	11,000	19,000

Period end
Total loans and leases	$194,676	$6,110	$188,566
Total earning assets (2)	550,413	524,853	192,570
Total assets (2)	586,472	551,609	201,873
Total deposits	521,453	520,580	n/m

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Allocated capital and the related return are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 41-44.)

(2)
For presentation purposes, in segments or businesses where the total of liabilities and equity exceeds assets, the Corporation allocates assets from All Other to match the segments' and businesses' liabilities and allocated shareholders' equity. As a result, total earning assets and total assets of the businesses may not equal total Consumer Banking.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	18

Bank of America Corporation and Subsidiaries
Consumer Banking Key Indicators
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Average deposit balances
Checking	$250,248	$241,254	$238,133	$236,197	$228,815
Savings	44,525	43,972	45,124	45,769	43,588
MMS	180,078	172,992	168,815	167,058	165,016
CDs and IRAs	53,820	56,476	59,666	62,293	64,731
Non-U.S. and other	2,694	2,886	2,811	2,820	2,699
Total average deposit balances	$531,365	$517,580	$514,549	$514,137	$504,849

Deposit spreads (excludes noninterest costs)
Checking	2.03%	2.08%	2.08%	2.07%	2.07%
Savings	2.31	2.32	2.32	2.31	2.29
MMS	1.23	1.21	1.19	1.17	1.14
CDs and IRAs	0.54	0.52	0.50	0.49	0.50
Non-U.S. and other	0.42	0.40	0.40	0.42	0.65
Total deposit spreads	1.62	1.63	1.61	1.60	1.57

Client brokerage assets	$118,492	$113,763	$108,533	$105,926	$100,206

Online banking active accounts (units in thousands)	31,479	30,904	30,821	30,429	30,470
Mobile banking active accounts (units in thousands)	16,943	16,539	16,107	15,475	14,986
Financial centers	4,835	4,855	4,947	5,023	5,095
ATMs	15,915	15,838	15,675	15,976	16,214

Total U.S. credit card (1)
Loans
Average credit card outstandings	$88,695	$89,381	$88,866	$88,058	$89,545
Ending credit card outstandings	87,288	91,879	89,026	89,020	87,692
Credit quality
Net charge-offs	$621	$612	$625	$683	$718
	2.84%	2.71%	2.79%	3.11%	3.25%
30+ delinquency	$1,581	$1,701	$1,702	$1,698	$1,878
	1.81%	1.85%	1.91%	1.91%	2.14%
90+ delinquency	$795	$866	$831	$868	$966
	0.91%	0.94%	0.93%	0.98%	1.10%
Other Total U.S. credit card indicators (1)
Gross interest yield	9.27%	9.26%	9.34%	9.30%	9.48%
Risk-adjusted margin	9.05	9.96	9.33	8.97	9.49
New accounts (in thousands)	1,161	1,184	1,202	1,128	1,027
Purchase volumes	$50,178	$55,858	$53,784	$53,583	$48,863

Debit card data
Purchase volumes	$66,898	$69,204	$67,990	$69,492	$65,890

For footnotes see page 20.

This information is preliminary and based on company data available at the time of the presentation.	19

Bank of America Corporation and Subsidiaries
Consumer Banking Key Indicators (continued)
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Loan production (2):
Total (3)
First mortgage	$13,713	$11,616	$11,725	$11,099	$8,850
Home equity	3,217	3,420	3,225	2,604	1,984
Consumer Banking
First mortgage	$9,854	$8,316	$8,861	$8,461	$6,702
Home equity	3,017	3,129	2,970	2,396	1,791

Mortgage banking income
Consumer Lending:
Core production revenue	$300	$214	$239	$233	$189
Representations and warranties provision	6	(4)	(15)	22	7
Other consumer mortgage banking income (4)	(18)	(18)	(18)	(18)	(18)
Total Consumer Lending mortgage banking income	288	192	206	237	178
LAS mortgage banking income (5)	461	241	152	369	291
Eliminations (6)	(55)	(81)	(86)	(79)	(57)
Total consolidated mortgage banking income	$694	$352	$272	$527	$412

(1)	In addition to the U.S. credit card portfolio in Consumer Banking, the remaining U.S. credit card portfolio is in GWIM.

(2)	The above loan production amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the line of credit.

(3)	In addition to loan production in Consumer Banking, the remaining first mortgage and home equity loan production is primarily in GWIM.

(4)	Primarily intercompany charge for loan servicing from Legacy Assets & Servicing.

(5)	Amounts for Legacy Assets & Servicing are included in this Consumer Banking table to show the components of consolidated mortgage banking income.

(6)	Includes the effect of transfers of mortgage loans from Consumer Banking to the ALM portfolio included in All Other and intercompany charges for loan servicing.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	20

Bank of America Corporation and Subsidiaries
Global Wealth & Investment Management Segment Results
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Net interest income (FTE basis)	$1,351	$1,407	$1,459	$1,485	$1,485
Noninterest income:
Investment and brokerage services	2,723	2,763	2,713	2,642	2,604
All other income	443	432	494	462	458
Total noninterest income	3,166	3,195	3,207	3,104	3,062
Total revenue, net of interest expense (FTE basis)	4,517	4,602	4,666	4,589	4,547

Provision for credit losses	23	14	(15)	(8)	23

Noninterest expense	3,459	3,440	3,403	3,445	3,359
Income before income taxes (FTE basis)	1,035	1,148	1,278	1,152	1,165
Income tax expense (FTE basis)	384	442	465	426	436
Net income	$651	$706	$813	$726	$729

Net interest yield (FTE basis)	2.13%	2.24%	2.33%	2.40%	2.40%
Return on average allocated capital (1)	22	23	27	24	25
Efficiency ratio (FTE basis)	76.57	74.76	72.94	75.07	73.86

Balance Sheet
Average
Total loans and leases	$126,129	$123,544	$121,002	$118,512	$115,945
Total earning assets (2)	257,625	248,613	248,223	248,380	250,732
Total assets (2)	275,130	266,716	266,324	266,781	270,275
Total deposits	243,561	238,835	239,352	240,042	242,792
Allocated capital (1)	12,000	12,000	12,000	12,000	12,000

Period end
Total loans and leases	$127,556	$125,431	$122,395	$120,187	$116,482
Total earning assets (2)	255,840	256,519	248,072	245,555	251,779
Total assets (2)	272,777	274,887	266,240	263,957	271,211
Total deposits	244,080	245,391	238,710	237,046	244,051

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Allocated capital and the related return are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 41-44.)

(2)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	21

Bank of America Corporation and Subsidiaries
Global Wealth & Investment Management Key Indicators
(Dollars in millions, except as noted)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Revenues
Merrill Lynch Global Wealth Management	$3,748	$3,827	$3,874	$3,791	$3,764
U.S. Trust	751	758	775	783	768
Other (1)	18	17	17	15	15
Total revenues	$4,517	$4,602	$4,666	$4,589	$4,547

Client Balances
Client Balances by Business
Merrill Lynch Global Wealth Management	$2,043,447	$2,033,801	$2,004,391	$2,017,051	$1,946,922
U.S. Trust	391,105	387,491	381,054	380,281	378,177
Other (1)	75,295	76,705	76,640	70,836	70,720

Client Balances by Type
Assets under management	$917,257	$902,872	$888,006	$878,741	$841,818
Brokerage assets	1,076,277	1,081,434	1,073,858	1,091,558	1,054,052
Assets in custody	141,273	139,555	135,886	137,391	136,342
Deposits	244,080	245,391	238,710	237,046	244,051
Loans and leases (2)	130,960	128,745	125,625	123,432	119,556
Total client balances	$2,509,847	$2,497,997	$2,462,085	$2,468,168	$2,395,819

Assets Under Management Flows
Liquidity assets under management (3)	$(1,493)	$(255)	$5,910	$135	$(2,429)
Long-term assets under management (4)	14,654	9,380	11,168	11,870	17,382
Total assets under management flows	$13,161	$9,125	$17,078	$12,005	$14,953

Associates (5)
Number of Financial Advisors	16,175	16,035	15,867	15,560	15,323
Total Wealth Advisors	17,508	17,231	17,039	16,721	16,481
Total Client Facing Professionals	20,018	19,750	19,727	19,416	19,199

Merrill Lynch Global Wealth Management Metrics
Financial Advisor Productivity (6) (in thousands)	$1,041	$1,070	$1,077	$1,060	$1,056

U.S. Trust Metrics
Client Facing Professionals	2,157	2,155	2,135	2,110	2,117

(1)	Other includes the results of BofA Global Capital Management and other administrative items.

(2)	Includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet.

(3)
Defined as assets under advisory and discretion of GWIM in which the investment strategy seeks a high level of income while maintaining liquidity and capital preservation. The duration of these strategies is primarily less than one year.

(4)	Defined as assets under advisory and discretion of GWIM in which the duration of the investment strategy is longer than one year.

(5)
Includes Financial Advisors in the Consumer Banking segment of 1,992, 1,950, 1,868, 1,716 and 1,598 at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

(6)
Financial Advisor Productivity is defined as annualized Merrill Lynch Global Wealth Management total revenue divided by the total number of Financial Advisors (excluding Financial Advisors in the Consumer Banking segment). Total revenue excludes corporate allocation of net interest income related to certain ALM activities.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	22

Bank of America Corporation and Subsidiaries
Global Banking Segment Results
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Net interest income (FTE basis)	$2,265	$2,420	$2,455	$2,446	$2,507
Noninterest income:
Service charges	710	712	730	725	733
Investment banking fees	852	830	727	834	822
All other income	462	370	451	442	473
Total noninterest income	2,024	1,912	1,908	2,001	2,028
Total revenue, net of interest expense (FTE basis)	4,289	4,332	4,363	4,447	4,535

Provision for credit losses	96	(31)	(64)	136	281

Noninterest expense	2,022	2,002	2,050	2,020	2,190
Income before income taxes (FTE basis)	2,171	2,361	2,377	2,291	2,064
Income tax expense (FTE basis)	806	850	866	849	773
Net income	$1,365	$1,511	$1,511	$1,442	$1,291

Net interest yield (FTE basis)	2.87%	2.96%	3.00%	3.10%	3.23%
Return on average allocated capital (1)	16	18	18	17	16
Efficiency ratio (FTE basis)	47.15	46.20	46.97	45.43	48.30

Balance Sheet
Average
Total loans and leases	$289,524	$287,017	$283,284	$287,795	$287,920
Total earnings assets (2)	320,443	324,388	324,688	316,860	314,685
Total assets (2)	365,355	369,292	368,394	362,605	362,264
Total deposits	289,935	296,205	295,715	287,786	285,594
Allocated capital (1)	35,000	33,500	33,500	33,500	33,500

Period end
Total loans and leases	$295,653	$288,905	$284,968	$286,976	$289,645
Total earnings assets (2)	322,242	311,782	314,727	328,370	314,565
Total assets (2)	368,595	357,081	358,786	374,376	359,786
Total deposits	293,846	283,191	286,128	299,188	286,285

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Allocated capital and the related return are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 41-44.)

(2)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	23

Bank of America Corporation and Subsidiaries
Global Banking Key Indicators
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Investment Banking fees (1)
Advisory (2)	$387	$316	$291	$234	$257
Debt issuance	335	379	318	388	447
Equity issuance	130	135	118	212	118
Total Investment Banking fees (3)	$852	$830	$727	$834	$822

Business Lending
Corporate	$889	$800	$878	$830	$912
Commercial	912	991	934	1,006	1,011
Business Banking	87	92	91	92	89
Total Business Lending revenue	$1,888	$1,883	$1,903	$1,928	$2,012

Global Transaction Services
Corporate	$667	$755	$776	$761	$736
Commercial	655	710	727	717	733
Business Banking	165	182	179	176	177
Total Global Transaction Services revenue	$1,487	$1,647	$1,682	$1,654	$1,646

Average deposit balances
Interest-bearing	$67,825	$73,504	$81,218	$84,123	$83,782
Noninterest-bearing	222,110	222,701	214,497	203,663	201,812
Total average deposits	$289,935	$296,205	$295,715	$287,786	$285,594

Loan spread	1.68%	1.69%	1.70%	1.72%	1.80%

Provision for credit losses	$96	$(31)	$(64)	$136	$281

Credit quality (4, 5)
Reservable utilized criticized exposure	$10,471	$9,662	$10,314	$10,788	$10,965
	3.28%	3.07%	3.32%	3.46%	3.48%

Nonperforming loans, leases and foreclosed properties	$979	$892	$1,080	$1,023	$1,009
	0.33%	0.31%	0.38%	0.36%	0.35%

Average loans and leases by product
U.S. commercial	$156,137	$153,256	$150,918	$151,923	$150,971
Commercial real estate	42,163	41,445	41,818	44,437	45,132
Commercial lease financing	25,442	25,105	25,127	25,165	25,427
Non-U.S. commercial	65,765	67,192	65,401	66,250	66,371
Other	17	19	20	20	19
Total average loans and leases	$289,524	$287,017	$283,284	$287,795	$287,920

Total Corporation Investment Banking fees
Advisory (2)	$428	$341	$316	$264	$286
Debt issuance	781	883	784	891	1,025
Equity issuance	345	348	315	514	313
Total investment banking fees including self-led deals	1,554	1,572	1,415	1,669	1,624
Self-led deals	(67)	(31)	(64)	(38)	(82)
Total Investment Banking fees	$1,487	$1,541	$1,351	$1,631	$1,542

(1)	Investment banking fees represent total investment banking fees for Global Banking inclusive of self-led deals and fees included within Business Lending.

(2)	Advisory includes fees on debt and equity advisory and mergers and acquisitions.

(3)
Investment banking fees represent only the fee component in Global Banking and do not include certain less significant items shared with the Investment Banking Group under internal revenue sharing agreements.

(4)
Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total commercial utilized reservable criticized exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers' acceptances.

(5)	Nonperforming loans, leases and foreclosed properties are on an end-of-period basis. The nonperforming ratio is nonperforming assets divided by loans, leases and foreclosed properties.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	24

Bank of America Corporation and Subsidiaries
Investment Banking Product Rankings

	Three Months Ended March 31, 2015
	Global		U.S.
	Product Ranking	Market Share	Product Ranking	Market Share
Net investment banking revenue	3	6.4%	3	9.2%
Announced mergers and acquisitions	4	15.5	6	18.1
Equity capital markets	5	7.0	4	9.6
Debt capital markets	4	5.9	2	9.7
High-yield corporate debt	7	6.5	4	8.1
Leveraged loans	3	7.8	3	10.7
Mortgage-backed securities	3	9.0	3	9.5
Asset-backed securities	2	11.6	1	14.9
Convertible debt	2	9.8	3	10.7
Common stock underwriting	5	6.7	5	9.3
Investment-grade corporate debt	2	6.6	2	11.2
Syndicated loans	2	8.3	2	12.3
Source: Dealogic data as of April 1, 2015. Figures above include self-led transactions.

•	Rankings based on deal volumes except net investment banking revenue rankings which reflect fees.

•	Debt capital markets excludes loans but includes agencies.

•	Mergers and acquisitions fees included in investment banking revenues reflect 10 percent fee credit at announcement and 90 percent fee credit at completion as per Dealogic.

•	Mergers and acquisitions volume rankings are for announced transactions and provide credit to all investment banks advising either side of the transaction.

•	Each advisor receives full credit for the deal amount unless advising a minor stakeholder.
Highlights

Global top 3 rankings in:
Leveraged loans	Convertible debt
Mortgage-backed securities	Investment-grade corporate debt
Asset-backed securities	Syndicated loans

U.S. top 3 rankings in:
Leveraged loans	Investment-grade corporate debt
Mortgage-backed securities	Syndicated loans
Asset-backed securities	Debt capital markets
Convertible debt

Top 3 rankings excluding self-led deals:

Global:	Leveraged loans, Mortgage-backed securities, Asset-backed securities, Convertible debt, Investment-grade corporate debt, Syndicated loans

U.S.:	Leveraged loans, Mortgage-backed securities, Asset-backed securities, Convertible debt, Investment-grade corporate debt, Syndicated loans, Debt capital markets

This information is preliminary and based on company data available at the time of the presentation.	25

Bank of America Corporation and Subsidiaries
Global Markets Segment Results
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Net interest income (FTE basis)	$1,004	$1,032	$994	$958	$1,002
Noninterest income:
Investment and brokerage services	562	540	522	540	561
Investment banking fees	630	670	577	760	736
Trading account profits	2,127	76	1,786	1,768	2,367
All other income	280	52	263	564	351
Total noninterest income	3,599	1,338	3,148	3,632	4,015
Total revenue, net of interest expense (FTE basis) (1)	4,603	2,370	4,142	4,590	5,017

Provision for credit losses	21	26	45	20	19

Noninterest expense	3,120	2,500	3,335	2,861	3,075
Income (loss) before income taxes (FTE basis)	1,462	(156)	762	1,709	1,923
Income tax expense (benefit) (FTE basis)	517	(84)	389	604	610
Net income (loss)	$945	$(72)	$373	$1,105	$1,313

Return on average allocated capital (2)	11%	n/m	4%	13%	16%
Efficiency ratio (FTE basis)	67.80	105.48%	80.51	62.34%	61.30%

Balance Sheet
Average
Total trading-related assets (3)	$443,951	$455,535	$446,490	$459,938	$437,128
Total loans and leases	56,990	58,094	62,939	63,579	63,696
Total earning assets (3)	434,914	451,922	457,814	478,191	456,879
Total assets	598,503	611,713	599,884	617,087	601,427
Allocated capital (2)	35,000	34,000	34,000	34,000	34,000

Period end
Total trading-related assets (3)	$424,996	$418,860	$433,597	$443,383	$430,894
Total loans and leases	63,019	59,388	62,645	66,260	64,598
Total earning assets (3)	421,520	421,799	443,363	465,380	455,103
Total assets	586,737	579,512	598,668	610,364	594,792

Trading-related assets (average)
Trading account securities	$193,491	$201,867	$201,963	$200,725	$203,281
Reverse repurchases	115,328	118,286	116,853	119,823	109,271
Securities borrowed	78,713	81,071	83,369	94,989	80,981
Derivative assets	56,419	54,311	44,305	44,401	43,595
Total trading-related assets (3)	$443,951	$455,535	$446,490	$459,938	$437,128

(1) Substantially all of Global Markets total revenue is sales and trading revenue and investment banking fees, with a small portion related to certain revenue sharing agreements with other business segments. For additional sales and trading revenue information, see page 27.

(2)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Allocated capital and the related return are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 41-44.)

(3)	Trading-related assets include derivative assets, which are considered non-earning assets.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	26

Bank of America Corporation and Subsidiaries
Global Markets Key Indicators
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Sales and trading revenue (1)
Fixed income, currency and commodities	$2,749	$879	$2,381	$2,422	$3,024
Equities	1,165	862	1,105	1,055	1,193
Total sales and trading revenue	$3,914	$1,741	$3,486	$3,477	$4,217

Sales and trading revenue, excluding net debit valuation adjustment and funding valuation adjustment (2)
Fixed income, currency and commodities	$2,745	$1,456	$2,247	$2,366	$2,944
Equities	1,150	911	1,034	1,042	1,161
Total sales and trading revenue, excluding net debit valuation adjustment and funding valuation adjustment	$3,895	$2,367	$3,281	$3,408	$4,105

Sales and trading revenue breakdown
Net interest income	$921	$943	$914	$872	$914
Commissions	562	540	522	540	561
Trading	2,123	76	1,786	1,768	2,367
Other	308	182	264	297	375
Total sales and trading revenue	$3,914	$1,741	$3,486	$3,477	$4,217

(1)
Includes Global Banking sales and trading revenue of $76 million for the first quarter of 2015, and $162 million, $68 million, $67 million and $85 million for the fourth, third, second, and first quarters of 2014, respectively.

(2)
For this presentation, sales and trading revenue excludes net debit valuation adjustment gains (losses) which include net debit valuation adjustments on derivatives and structured liabilities. Sales and trading revenue excluding net debit valuation adjustment gains (losses) represents a non-GAAP financial measure. In the fourth quarter of 2014, the Corporation adopted a funding valuation adjustment on uncollateralized derivatives in the Corporation's Global Markets business. This methodology seeks to account for the value of funding costs today rather than accruing the cost over the life of the derivatives. The adoption resulted in a one-time transitional charge of $497 million recorded in the fourth quarter of 2014.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	27

Bank of America Corporation and Subsidiaries
Legacy Assets & Servicing Segment Results
(Dollars in millions; except as noted)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Net interest income (FTE basis)	$428	$390	$387	$362	$377
Noninterest income:
Mortgage banking income	461	241	152	369	291
All other income	25	7	17	69	18
Total noninterest income	486	248	169	438	309
Total revenue, net of interest expense (FTE basis)	914	638	556	800	686

Provision for credit losses	91	(113)	267	(39)	12

Noninterest expense	1,201	1,364	6,647	5,231	7,401
Loss before income taxes (FTE bases)	(378)	(613)	(6,358)	(4,392)	(6,727)
Income tax benefit (FTE basis)	(140)	(231)	(1,245)	(1,653)	(1,847)
Net loss	$(238)	$(382)	$(5,113)	$(2,739)	$(4,880)

Net interest yield (FTE basis)	4.19%	4.23%	3.78%	3.65%	3.82%

Balance Sheet
Average
Total loans and leases	$32,411	$33,772	$35,238	$36,705	$38,104
Total earning assets (1)	41,371	36,581	40,636	39,863	40,026
Total assets (1)	52,617	48,557	53,762	55,626	57,400
Allocated capital (2)	24,000	17,000	17,000	17,000	17,000

Period end
Total loans and leases	$31,690	$33,055	$34,484	$35,984	$37,401
Total earning assets (1)	42,590	33,923	44,916	37,233	39,141
Total assets (1)	53,538	45,958	56,900	52,647	58,605

Period end (in billions)
Mortgage serviced portfolio (3)	$669.0	$693.0	$722.0	$760.0	$780.0

(1)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity.

(2)
Allocated capital is a non-GAAP financial measure. The Corporation believes the use of this non-GAAP financial measure provides additional clarity in assessing the results of the segments. Other companies may define or calculate these measures differently. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 41-44.)

(3)	Includes servicing of residential mortgage loans, home equity lines of credit and home equity loans.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	28

Bank of America Corporation and Subsidiaries
Legacy Assets & Servicing Key Indicators
(Dollars in millions, except as noted)
	First Quarter 2015		Fourth Quarter 2014		Third Quarter 2014		Second Quarter 2014		First Quarter 2014

Mortgage servicing rights at fair value rollforward:
Balance, beginning of period	$3,271		$3,986		$4,134		$4,577		$5,042
Net additions	105		73		140		32		30
Amortization of expected cash flows (1)	(198)		(198)		(201)		(209)		(210)
Other changes in mortgage servicing rights fair value (2)	(70)		(590)		(87)		(266)		(285)
Balance, end of period (3)	$3,108		$3,271		$3,986		$4,134		$4,577

Capitalized mortgage servicing rights (% of loans serviced for investors)	68	bps	69	bps	81	bps	82	bps	87	bps
Mortgage loans serviced for investors (in billions)	$459		$474		$491		$505		$527

Mortgage banking income
Servicing income:
Servicing fees	$430		$461		$471		$492		$533
Amortization of expected cash flows (1)	(198)		(198)		(201)		(209)		(210)
Fair value changes of mortgage servicing rights, net of risk management activities used to hedge certain market risks (4)	250		142		(19)		105		66
Other servicing-related revenue	—		—		—		4		4
Total net servicing income	482		405		251		392		393
Representations and warranties provision	(90)		(246)		(152)		(110)		(185)
Other mortgage banking income (5)	69		82		53		87		83
Total Legacy Assets & Servicing mortgage banking income	$461		$241		$152		$369		$291

(1)	Represents the net change in fair value of the MSR asset due to the recognition of modeled cash flows.

(2)
These amounts reflect the changes in modeled mortgage servicing rights fair value primarily due to observed changes in interest rates, volatility, spreads and the shape of the forward swap curve. In addition, these amounts reflect periodic adjustments to the valuation model to reflect changes in the modeled relationship between inputs and their impact on projected cash flows, changes in certain cash flow assumptions such as cost to service and ancillary income per loan, changes in option-adjusted spread rate assumptions and the impact of periodic recalibrations of the model to reflect changes in the relationship between market interest rate spreads and projected cash flows.

(3)	Does not include certain non-U.S. residential mortgage MSR balances, which are recorded in Global Markets.

(4)	Includes gains and losses on sales of mortgage servicing rights.

(5)	Consists primarily of revenue from sales of loans that had returned to performing status.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	29

Bank of America Corporation and Subsidiaries
All Other Results (1)
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Net interest income (FTE basis)	$(249)	$(350)	$68	$(85)	$(156)
Noninterest income:
Card income	69	89	92	88	87
Equity investment income	1	(36)	(26)	95	696
Gains on sales of debt securities	263	161	410	382	357
All other loss	(436)	(610)	(586)	(595)	(653)
Total noninterest income	(103)	(396)	(110)	(30)	487
Total revenue, net of interest expense (FTE basis)	(352)	(746)	(42)	(115)	331

Provision for credit losses	(182)	(330)	(265)	(248)	(135)

Noninterest expense	1,504	481	260	479	1,718
Loss before income taxes (FTE basis)	(1,674)	(897)	(37)	(346)	(1,252)
Income tax benefit (FTE basis)	(833)	(523)	(543)	(469)	(1,055)
Net income (loss)	$(841)	$(374)	$506	$123	$(197)

Balance Sheet
Average
Total loans and leases	$167,758	$183,091	$199,404	$210,576	$217,392
Total assets (2)	252,053	259,158	268,818	288,942	278,250
Total deposits	19,405	22,163	29,879	36,473	34,981

Period end
Total loans and leases	$159,885	$172,612	$188,356	$205,471	$213,415
Total assets (3)	248,768	258,048	262,638	289,343	278,985
Total deposits	19,467	19,242	25,418	33,824	34,854

(1)
All Other consists of ALM activities, equity investments, the international consumer card business, liquidating businesses, residual expense allocations and other. ALM activities encompass the whole-loan residential mortgage portfolio and investment securities, interest rate and foreign currency risk management activities including the residual net interest income allocation, the impact of certain allocation methodologies and accounting hedge ineffectiveness. Additionally, All Other includes certain residential mortgage loans that are managed by Legacy Assets & Servicing. The results of certain ALM activities are allocated to our business segments. Equity investments include Global Principal Investments which is comprised of a portfolio of equity, real estate and other alternative investments. These investments are made either directly in a company or held through a fund with related income recorded in equity investment income. Equity investments also include the results of our merchant services joint venture. Prior periods have been reclassified to conform to current period presentation.

(2)
Includes elimination of segments' excess asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity of $505.2 billion, $487.2 billion, $494.4 billion, $483.6 billion and $476.3 billion for the first quarter of 2015, and the fourth, third, second and first quarters of 2014, respectively.

(3)
Includes elimination of segments' excess asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity of $516.0 billion, $478.2 billion, $487.1 billion, $490.4 billion and $492.1 billion at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	30

Bank of America Corporation and Subsidiaries
Equity Investments
(Dollars in millions)
	Equity Investments Exposures
	March 31, 2015			December 31 2014
	Book Value	Unfunded Commitments	Total	Total
Equity Investments
Global Principal Investments	$757	$29	$786	$944
Strategic and other investments	3,959	28	3,987	3,979
Total Equity Investments	$4,716	$57	$4,773	$4,923

Components of Equity Investment Income
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Global Principal Investments	$(46)	$(52)	$(37)	$71	$(28)
Strategic and other investments	47	16	11	24	724
Total equity investment income (loss) included in All Other	1	(36)	(26)	95	696
Total equity investment income included in the business segments	26	16	35	262	88
Total consolidated equity investment income (loss)	$27	$(20)	$9	$357	$784

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	31

Bank of America Corporation and Subsidiaries
Outstanding Loans and Leases
(Dollars in millions)
	March 31 2015	December 31 2014	March 31 2014
Consumer
Residential mortgage (1)	$207,925	$216,197	$242,977
Home equity	83,571	85,725	91,476
U.S. credit card	87,288	91,879	87,692
Non-U.S. credit card	9,660	10,465	11,563
Direct/Indirect consumer (2)	82,141	80,381	81,552
Other consumer (3)	1,842	1,846	1,980
Total consumer loans excluding loans accounted for under the fair value option	472,427	486,493	517,240
Consumer loans accounted for under the fair value option (4)	2,055	2,077	2,149
Total consumer	474,482	488,570	519,389

Commercial
U.S. commercial (5)	238,307	233,586	228,795
Commercial real estate (6)	49,446	47,682	48,840
Commercial lease financing	24,468	24,866	24,649
Non-U.S. commercial	84,842	80,083	85,630
Total commercial loans excluding loans accounted for under the fair value option	397,063	386,217	387,914
Commercial loans accounted for under the fair value option (4)	6,411	6,604	8,914
Total commercial	403,474	392,821	396,828
Total loans and leases	$877,956	$881,391	$916,217

(1)	Includes pay option loans of $2.9 billion, $3.2 billion and $3.8 billion at March 31, 2015, December 31, 2014 and March 31, 2014, respectively. The Corporation no longer originates pay option loans.

(2)
Includes auto and specialty lending loans of $38.9 billion, $37.7 billion and $38.0 billion, unsecured consumer lending loans of $1.3 billion, $1.5 billion and $2.3 billion, U.S. securities-based lending loans of $36.6 billion, $35.8 billion and $31.8 billion, non-U.S. consumer loans of $4.0 billion, $4.0 billion and $4.6 billion, student loans of $611 million, $632 million and $3.9 billion and other consumer loans of $743 million, $761 million and $899 million at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(3)
Includes consumer finance loans of $646 million, $676 million and $1.1 billion, consumer leases of $1.1 billion, $1.0 billion and $701 million, consumer overdrafts of $120 million, $162 million and $137 million and other non-U.S. consumer loans of $3 million, $3 million and $5 million at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(4)
Consumer loans accounted for under the fair value option were residential mortgage loans of $1.9 billion, $1.9 billion and $2.0 billion and home equity loans of $205 million, $196 million and $152 million at March 31, 2015, December 31, 2014 and March 31, 2014, respectively. Commercial loans accounted for under the fair value option were U.S. commercial loans of $2.0 billion, $1.9 billion and $1.4 billion and non-U.S. commercial loans of $4.5 billion, $4.7 billion and $7.5 billion at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(5)	Includes U.S. small business commercial loans, including card-related products, of $13.2 billion, $13.3 billion and $13.4 billion at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(6)
Includes U.S. commercial real estate loans of $46.7 billion, $45.2 billion and $47.1 billion and non-U.S. commercial real estate loans of $2.8 billion, $2.5 billion and $1.7 billion at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	32

Bank of America Corporation and Subsidiaries
Quarterly Average Loans and Leases by Business Segment
(Dollars in millions)
	First Quarter 2015
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	Legacy Assets & Servicing	All Other
Consumer
Residential mortgage	$215,030	$11,151	$51,647	$7	$—	$920	$151,305
Home equity	84,915	45,331	6,112	4	197	31,467	1,804
U.S. credit card	88,695	85,577	3,118	—	—	—	—
Non-U.S. credit card	10,002	—	—	—	—	—	10,002
Direct/Indirect consumer	80,713	39,293	40,619	4	—	—	797
Other consumer	1,847	1,166	16	2	1	—	662
Total consumer	481,202	182,518	101,512	17	198	32,387	164,570

Commercial
U.S. commercial	234,907	17,035	22,572	156,137	34,747	24	4,392
Commercial real estate	48,234	28	1,908	42,163	3,951	—	184
Commercial lease financing	24,495	—	4	25,442	450	—	(1,401)
Non-U.S. commercial	83,555	—	133	65,765	17,644	—	13
Total commercial	391,191	17,063	24,617	289,507	56,792	24	3,188
Total loans and leases	$872,393	$199,581	$126,129	$289,524	$56,990	$32,411	$167,758

	Fourth Quarter 2014
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	Legacy Assets & Servicing	All Other
Consumer
Residential mortgage	$223,132	$9,306	$50,537	$7	$—	$931	$162,351
Home equity	86,825	45,804	6,276	5	189	32,813	1,738
U.S. credit card	89,381	86,193	3,188	—	—	—	—
Non-U.S. credit card	10,950	—	—	—	—	—	10,950
Direct/Indirect consumer	83,121	39,541	39,694	5	14	—	3,867
Other consumer	2,031	1,113	8	2	—	—	908
Total consumer	495,440	181,957	99,703	19	203	33,744	179,814

Commercial
U.S. commercial	231,215	17,228	21,824	153,256	34,426	28	4,453
Commercial real estate	46,996	30	1,875	41,445	3,446	—	200
Commercial lease financing	24,238	—	4	25,105	552	—	(1,423)
Non-U.S. commercial	86,844	—	138	67,192	19,467	—	47
Total commercial	389,293	17,258	23,841	286,998	57,891	28	3,277
Total loans and leases	$884,733	$199,215	$123,544	$287,017	$58,094	$33,772	$183,091

	First Quarter 2014
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	Legacy Assets & Servicing	All Other
Consumer
Residential mortgage	$247,560	$4,364	$48,236	$8	$—	$963	$193,989
Home equity	92,755	47,262	6,696	5	168	37,094	1,530
U.S. credit card	89,545	86,270	3,260	—	—	—	15
Non-U.S. credit card	11,554	—	—	—	—	—	11,554
Direct/Indirect consumer	81,728	40,800	35,800	4	45	—	5,079
Other consumer	1,962	791	4	2	—	—	1,165
Total consumer	525,104	179,487	93,996	19	213	38,057	213,332

Commercial
U.S. commercial	228,059	16,910	20,095	150,971	34,719	47	5,317
Commercial real estate	48,753	28	1,698	45,132	1,625	—	270
Commercial lease financing	24,727	—	4	25,427	836	—	(1,540)
Non-U.S. commercial	92,839	—	152	66,371	26,303	—	13
Total commercial	394,378	16,938	21,949	287,901	63,483	47	4,060
Total loans and leases	$919,482	$196,425	$115,945	$287,920	$63,696	$38,104	$217,392

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	33

Bank of America Corporation and Subsidiaries
Commercial Credit Exposure by Industry (1, 2, 3)
(Dollars in millions)
	Commercial Utilized			Total Commercial Committed
	March 31 2015	December 31 2014	March 31 2014	March 31 2015	December 31 2014	March 31 2014
Diversified financials	$65,579	$63,306	$69,137	$111,306	$103,528	$111,172
Real estate (4)	57,930	53,834	55,613	78,357	76,153	77,337
Retailing	34,612	33,683	33,836	58,701	58,043	53,902
Capital goods	29,254	29,028	28,012	54,171	54,653	52,356
Banking	46,539	42,330	42,296	51,732	48,353	49,821
Government and public education	42,894	42,095	40,435	51,066	49,937	48,175
Healthcare equipment and services	31,636	32,923	31,854	49,022	52,450	48,681
Materials	24,586	23,664	23,163	46,503	45,821	42,291
Energy	22,174	23,830	19,835	45,416	47,667	39,846
Food, beverage and tobacco	17,100	16,131	15,359	35,083	34,465	31,379
Consumer services	21,987	21,657	21,147	34,094	33,269	34,010
Commercial services and supplies	18,473	17,997	19,448	30,623	30,451	31,529
Utilities	10,559	9,399	9,404	25,679	25,235	25,346
Transportation	18,050	17,538	15,351	25,655	24,541	22,425
Media	11,615	11,128	13,066	21,596	21,502	23,880
Individuals and trusts	16,723	16,749	15,159	21,568	21,195	18,743
Pharmaceuticals and biotechnology	5,956	5,707	6,052	16,800	13,493	13,111
Software and services	5,542	5,927	6,667	15,052	14,071	13,933
Technology hardware and equipment	5,158	5,489	6,051	14,125	12,350	12,697
Consumer durables and apparel	6,457	6,111	5,797	10,827	10,613	10,002
Automobiles and components	5,203	4,114	3,303	10,479	9,683	8,601
Telecommunication services	3,991	3,814	4,654	10,407	9,295	10,328
Insurance, including monolines	4,758	5,204	5,473	10,402	11,252	11,744
Food and staples retailing	3,812	3,848	4,083	7,482	7,418	7,779
Religious and social organizations	4,692	4,881	5,404	6,215	6,548	7,384
Other	7,249	6,255	5,167	12,704	10,415	8,097
Total commercial credit exposure by industry	$522,529	$506,642	$505,766	$855,065	$832,401	$814,569
Net credit default protection purchased on total commitments (5)				$(6,720)	$(7,302)	$(8,341)

(1)
Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers' acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are carried at fair value, reflect the effects of legally enforceable master netting agreements and have been reduced by the amount of cash collateral applied of $52.7 billion, $47.3 billion and $42.8 billion at March 31, 2015, December 31, 2014 and March 31, 2014, respectively. Not reflected in utilized and committed exposure is additional non-cash derivative collateral held of $21.8 billion, $23.8 billion and $16.1 billion, which consists primarily of other marketable securities at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(2)
Total commercial utilized and total commercial committed exposure includes loans and letters of credit accounted for under the fair value option and are comprised of loans outstanding of $6.4 billion, $6.6 billion and $8.9 billion and issued letters of credit at notional value of $469 million, $535 million and $576 million at March 31, 2015, December 31, 2014 and March 31, 2014, respectively. In addition, total commercial committed exposure includes unfunded loan commitments at notional value of $8.4 billion, $9.4 billion and $11.3 billion at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(3)	Includes U.S. small business commercial exposure.

(4)
Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based on the borrowers' or counterparties' primary business activity using operating cash flows and primary source of repayment as key factors.

(5)	Represents net notional credit protection purchased.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	34

Bank of America Corporation and Subsidiaries
Net Credit Default Protection by Maturity Profile (1)

	March 31 2015	December 31 2014
Less than or equal to one year	40%	43%
Greater than one year and less than or equal to five years	58	55
Greater than five years	2	2
Total net credit default protection	100%	100%

(1)
To mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of maturities for net credit default protection purchased is shown in this table.

Net Credit Default Protection by Credit Exposure Debt Rating (1)
(Dollars in millions)
	March 31, 2015		December 31, 2014
Ratings (2, 3)	Net Notional (4)	Percent of Total	Net Notional (4)	Percent of Total
A	$(1,363)	20.3%	$(1,310)	17.9%
BBB	(3,603)	53.6	(4,207)	57.6
BB	(1,011)	15.0	(1,001)	13.7
B	(569)	8.5	(643)	8.8
CCC and below	(168)	2.5	(131)	1.8
NR (5)	(6)	0.1	(10)	0.2
Total net credit default protection	$(6,720)	100.0%	$(7,302)	100.0%

(1)
To mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of debt rating for net notional credit default protection purchased is shown as a negative and the net notional credit protection sold is shown as a positive amount.

(2)	Ratings are refreshed on a quarterly basis.

(3)	Ratings of BBB- or higher are considered to meet the definition of investment grade.

(4)	Represents net credit default protection (purchased) sold.

(5)	NR is comprised of index positions held and any names that have not been rated.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	35

Bank of America Corporation and Subsidiaries
Top 20 Non-U.S. Countries Exposure
(Dollars in millions)
	Funded Loans and Loan Equivalents (1)	Unfunded Loan Commitments	Net Counterparty Exposure (2)	Securities/ Other Investments (3)	Country Exposure at March 31 2015	Hedges and Credit Default Protection (4)	Net Country Exposure at March 31 2015 (5)	Increase (Decrease) from December 31 2014
United Kingdom	$24,140	$10,921	$8,414	$6,134	$49,609	$(3,285)	$46,324	$777
Canada	6,139	6,922	2,007	4,307	19,375	(1,798)	17,577	(963)
Brazil	10,400	777	1,198	4,437	16,812	(330)	16,482	1,498
Japan	11,068	482	4,127	1,546	17,223	(929)	16,294	(440)
Germany	4,902	4,788	4,159	4,996	18,845	(3,435)	15,410	2,851
India	6,496	369	247	4,622	11,734	(292)	11,442	856
China	9,698	600	795	1,242	12,335	(912)	11,423	(869)
France	2,590	4,956	1,370	4,625	13,541	(3,501)	10,040	(398)
Netherlands	3,076	3,808	1,320	1,556	9,760	(1,145)	8,615	480
Hong Kong	6,037	380	1,009	719	8,145	(13)	8,132	(476)
South Korea	3,607	1,081	956	2,596	8,240	(670)	7,570	1,121
Australia	3,415	1,598	809	2,070	7,892	(675)	7,217	(456)
Switzerland	2,933	3,402	1,084	707	8,126	(999)	7,127	596
Italy	3,151	930	2,430	501	7,012	(2,672)	4,340	(1,059)
Singapore	2,207	215	780	959	4,161	(55)	4,106	102
Spain	2,202	827	222	1,280	4,531	(546)	3,985	369
Mexico	3,032	256	198	644	4,130	(336)	3,794	(477)
Russia	3,648	83	353	100	4,184	(1,360)	2,824	(785)
Turkey	2,602	130	24	54	2,810	(141)	2,669	181
Taiwan	2,078	20	245	112	2,455	(2)	2,453	(1,412)
Total top 20 non-U.S. countries exposure	$113,421	$42,545	$31,747	$43,207	$230,920	$(23,096)	$207,824	$1,496

(1)
Includes loans, leases, and other extensions of credit and funds, including letters of credit and due from placements, which have not been reduced by collateral, hedges or credit default protection. Funded loans and loan equivalents are reported net of charge-offs but prior to any allowance for loan and lease losses.

(2)
Net counterparty exposure includes the fair value of derivatives, including the counterparty risk associated with credit default swaps, and secured financing transactions. Derivative exposures are presented net of $38.3 billion in collateral, which is predominantly cash, pledged under legally enforceable master netting agreements. Secured financing transaction exposures are presented net of eligible cash or securities pledged as collateral. The notional amount of reverse repurchase transactions was $91.0 billion. Counterparty exposure is not presented net of hedges or credit default protection.

(3)
Long securities exposures are netted on a single-name basis to, but not below, zero by short exposures and net credit default swaps purchased, consisting of single-name and net indexed and tranched credit default swaps.

(4)
Represents credit default protection purchased, net of credit default protection sold, which is used to mitigate the Corporation's risk to country exposures as listed, consisting of net single-name and net indexed and tranched credit default swaps. Amounts are calculated based on the credit default swaps notional amount assuming a zero recovery rate less any fair value receivable or payable.

(5)	Represents country exposure less hedges and credit default protection purchased, net of credit default protection sold.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	36

Bank of America Corporation and Subsidiaries
Nonperforming Loans, Leases and Foreclosed Properties
(Dollars in millions)
	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Residential mortgage	$6,421	$6,889	$8,118	$9,235	$11,611
Home equity	3,759	3,901	4,026	4,181	4,185
Direct/Indirect consumer	28	28	30	29	32
Other consumer	1	1	14	15	16
Total consumer	10,209	10,819	12,188	13,460	15,844
U.S. commercial	680	701	757	849	841
Commercial real estate	132	321	445	252	300
Commercial lease financing	16	3	7	8	10
Non-U.S. commercial	79	1	45	7	18
	907	1,026	1,254	1,116	1,169
U.S. small business commercial	89	87	98	100	96
Total commercial	996	1,113	1,352	1,216	1,265
Total nonperforming loans and leases	11,205	11,932	13,540	14,676	17,109
Foreclosed properties (1)	896	697	692	624	623
Total nonperforming loans, leases and foreclosed properties (2, 3, 4)	$12,101	$12,629	$14,232	$15,300	$17,732

Fully-insured home loans past due 30 days or more and still accruing	$12,743	$14,617	$16,280	$17,347	$18,098
Consumer credit card past due 30 days or more and still accruing	1,749	1,884	1,903	1,923	2,115
Other loans past due 30 days or more and still accruing	3,532	3,953	4,326	4,064	5,472
Total loans past due 30 days or more and still accruing (3, 5, 6)	$18,024	$20,454	$22,509	$23,334	$25,685

Fully-insured home loans past due 90 days or more and still accruing	$9,912	$11,407	$13,045	$14,137	$15,125
Consumer credit card past due 90 days or more and still accruing	883	961	935	990	1,090
Other loans past due 90 days or more and still accruing	173	286	609	523	649
Total loans past due 90 days or more and still accruing (3, 5, 6)	$10,968	$12,654	$14,589	$15,650	$16,864

Nonperforming loans, leases and foreclosed properties/Total assets (7)	0.57%	0.60%	0.67%	0.71%	0.83%
Nonperforming loans, leases and foreclosed properties/Total loans, leases and foreclosed properties (7)	1.39	1.45	1.61	1.70	1.96
Nonperforming loans and leases/Total loans and leases (7)	1.29	1.37	1.53	1.63	1.89

Commercial utilized reservable criticized exposure (8)	$12,303	$11,570	$11,766	$12,430	$12,781
Commercial utilized reservable criticized exposure/Commercial utilized reservable exposure (8)	2.85%	2.74%	2.79%	2.92%	3.01%
Total commercial utilized criticized exposure/Commercial utilized exposure (8)	2.99	2.97	2.97	3.15	3.21

(1)
Foreclosed property balances do not include loans that are insured by the Federal Housing Administration and have entered foreclosure of $1.2 billion, $1.1 billion, $1.1 billion, $1.1 billion and $1.1 billion at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

(2)
Balances do not include past due consumer credit card, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate.

(3)
Balances do not include purchased credit-impaired loans even though the customer may be contractually past due. Purchased credit-impaired loans were recorded at fair value upon acquisition and accrete interest income over the remaining life of the loan.

(4) Balances do not include the following:	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Nonperforming loans held-for-sale	$344	$219	$255	$598	$293
Nonperforming loans accounted for under the fair value option	380	392	436	427	431
Nonaccruing troubled debt restructured loans removed from the purchased credit-impaired portfolio prior to January 1, 2010	86	102	101	140	257

(5)
Balances do not include loans held-for-sale past due 30 days or more and still accruing of $125 million, $475 million, $42 million, $37 million and $80 million at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively, and loans held-for-sale past due 90 days or more and still accruing of $44 million, $249 million, $0, $0 and $6 million at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively. At March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, there were $132 million, $147 million, $147 million, $153 million and $129 million, respectively, of loans accounted for under the fair value option past due 30 days or more and still accruing interest.

(6)	These balances are excluded from total nonperforming loans, leases and foreclosed properties.

(7)
Total assets and total loans and leases do not include loans accounted for under the fair value option of $8.5 billion, $8.7 billion, $8.2 billion, $10.9 billion and $11.1 billion at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

(8)
Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure excludes loans held-for-sale, exposure accounted for under the fair value option and other nonreservable exposure.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	37

Bank of America Corporation and Subsidiaries
Nonperforming Loans, Leases and Foreclosed Properties Activity (1)
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014
Nonperforming Consumer Loans and Leases:
Balance, beginning of period	$10,819	$12,188	$13,460	$15,844	$15,840
Additions to nonperforming loans and leases:
New nonperforming loans and leases	1,469	1,709	1,516	1,825	2,027
Reductions to nonperforming loans and leases:
Paydowns and payoffs	(253)	(310)	(522)	(325)	(468)
Sales	(371)	(1,347)	(957)	(1,825)	—
Returns to performing status (2)	(867)	(728)	(810)	(939)	(800)
Charge-offs (3)	(460)	(533)	(431)	(640)	(583)
Transfers to foreclosed properties	(128)	(160)	(183)	(157)	(172)
Transfers (to) from loans held-for-sale	—	—	115	(323)	—
Total net additions (reductions) to nonperforming loans and leases	(610)	(1,369)	(1,272)	(2,384)	4
Total nonperforming consumer loans and leases, end of period	10,209	10,819	12,188	13,460	15,844
Foreclosed properties	632	630	614	547	538
Nonperforming consumer loans, leases and foreclosed properties, end of period	$10,841	$11,449	$12,802	$14,007	$16,382

Nonperforming Commercial Loans and Leases (4):
Balance, beginning of period	$1,113	$1,352	$1,216	$1,265	$1,309
Additions to nonperforming loans and leases:
New nonperforming loans and leases	287	214	477	275	262
Advances	2	6	33	1	8
Reductions to nonperforming loans and leases:
Paydowns	(110)	(202)	(161)	(183)	(171)
Sales	(16)	(81)	(12)	(29)	(27)
Return to performing status (5)	(24)	(77)	(80)	(41)	(63)
Charge-offs	(51)	(95)	(116)	(71)	(50)
Transfers to foreclosed properties	(205)	(4)	(5)	(1)	(3)
Total net additions (reductions) to nonperforming loans and leases	(117)	(239)	136	(49)	(44)
Total nonperforming commercial loans and leases, end of period	996	1,113	1,352	1,216	1,265
Foreclosed properties	264	67	78	77	85
Nonperforming commercial loans, leases and foreclosed properties, end of period	$1,260	$1,180	$1,430	$1,293	$1,350

(1)	For amounts excluded from nonperforming loans, leases and foreclosed properties, see footnotes to Nonperforming Loans, Leases and Foreclosed Properties table on page 37.

(2)
Consumer loans and leases may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Certain troubled debt restructurings are classified as nonperforming at the time of restructuring and may only be returned to performing status after considering the borrower's sustained repayment performance for a reasonable period, generally six months.

(3)
Our policy is not to classify consumer credit card and non-bankruptcy related consumer loans not secured by real estate as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity and, accordingly, are excluded from this table.

(4)	Includes U.S. small business commercial activity. Small business card loans are excluded as they are not classified as nonperforming.

(5)
Commercial loans and leases may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Troubled debt restructurings are generally classified as performing after a sustained period of demonstrated payment performance.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	38

Bank of America Corporation and Subsidiaries
Quarterly Net Charge-offs and Net Charge-off Ratios (1, 2)
(Dollars in millions)
	First Quarter 2015		Fourth Quarter 2014		Third Quarter 2014		Second Quarter 2014		First Quarter 2014
Net Charge-offs	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential mortgage (3)	$197	0.37%	$(259)	(0.46)%	$53	0.09%	$(35)	(0.06)%	$127	0.21%
Home equity	172	0.82	277	1.27	89	0.40	239	1.06	302	1.32
U.S. credit card	621	2.84	612	2.71	625	2.79	683	3.11	718	3.25
Non-U.S. credit card	44	1.80	52	1.90	67	2.26	47	1.59	76	2.66
Direct/Indirect consumer	34	0.17	44	0.21	34	0.17	33	0.16	58	0.29
Other consumer	49	10.88	68	13.31	56	10.48	47	9.26	58	12.07
Total consumer	1,117	0.95	794	0.64	924	0.72	1,014	0.79	1,339	1.04
U.S. commercial (4)	7	0.01	19	0.04	58	0.11	6	0.01	5	0.01
Commercial real estate	5	0.04	(8)	(0.07)	(6)	(0.05)	(32)	(0.27)	(37)	(0.31)
Commercial lease financing	5	0.09	1	0.02	(3)	(0.05)	(5)	(0.07)	(2)	(0.04)
Non-U.S. commercial	(2)	(0.01)	2	0.01	1	—	12	0.06	19	0.09
	15	0.02	14	0.02	50	0.05	(19)	(0.02)	(15)	(0.02)
U.S. small business commercial	62	1.90	71	2.10	69	2.03	78	2.34	64	1.95
Total commercial	77	0.08	85	0.09	119	0.12	59	0.06	49	0.05
Total net charge-offs	$1,194	0.56	$879	0.40	$1,043	0.46	$1,073	0.48	$1,388	0.62

By Business Segment
Consumer Banking	$806	1.64%	$832	1.66%	$815	1.64%	$894	1.83%	$956	1.97%
Global Wealth & Investment Management	18	0.06	36	0.12	6	0.02	4	0.01	25	0.09
Global Banking	6	0.01	2	—	52	0.07	(8)	(0.01)	(15)	(0.02)
Global Markets	—	—	—	—	—	—	3	0.02	(1)	(0.01)
Legacy Assets & Servicing	122	1.56	199	2.40	42	0.48	169	1.90	217	2.37
All Other	242	0.59	(190)	(0.41)	128	0.26	11	0.02	206	0.39
Total net charge-offs	$1,194	0.56	$879	0.40	$1,043	0.46	$1,073	0.48	$1,388	0.62

(1)
Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding loans and leases excluding loans accounted for under the fair value option during the period for each loan and lease category. Excluding the purchased credit-impaired loan portfolio, total annualized net charge-offs as a percentage of total average loans and leases outstanding were 0.57, 0.41, 0.48, 0.49 and 0.64 for the three months ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

(2)
Excludes write-offs of purchased credit-impaired loans of $288 million, $13 million, $246 million, $160 million and $391 million for the three months ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively. Including the write-offs of purchased credit-impaired loans, total annualized net charge-offs and purchased credit-impaired write-offs as a percentage of total average loans and leases outstanding were 0.70, 0.40, 0.57, 0.55 and 0.79 for the three months ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

(3)
Includes nonperforming loan sales recoveries and other recoveries of $40 million, $314 million, $39 million and $185 million for the three months ended March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, respectively.

(4)	Excludes U.S. small business commercial loans.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	39

Bank of America Corporation and Subsidiaries
Allocation of the Allowance for Credit Losses by Product Type
(Dollars in millions)
	March 31, 2015			December 31, 2014			March 31, 2014
Allowance for loan and lease losses	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1, 2)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1, 2)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1, 2)
Residential mortgage	$2,426	17.74%	1.17%	$2,900	20.11%	1.34%	$3,502	21.07%	1.44%
Home equity	2,824	20.65	3.38	3,035	21.05	3.54	4,054	24.40	4.43
U.S. credit card	3,252	23.78	3.73	3,320	23.03	3.61	3,857	23.21	4.40
Non-U.S. credit card	343	2.51	3.55	369	2.56	3.53	432	2.60	3.74
Direct/Indirect consumer	282	2.06	0.34	299	2.07	0.37	389	2.34	0.48
Other consumer	52	0.38	2.79	59	0.41	3.15	97	0.58	4.86
Total consumer	9,179	67.12	1.94	9,982	69.23	2.05	12,331	74.20	2.38
U.S. commercial (3)	2,633	19.25	1.11	2,619	18.16	1.12	2,563	15.43	1.12
Commercial real estate	1,031	7.54	2.09	1,016	7.05	2.13	972	5.85	1.99
Commercial lease financing	150	1.10	0.61	153	1.06	0.62	122	0.73	0.50
Non-U.S. commercial	683	4.99	0.80	649	4.50	0.81	630	3.79	0.74
Total commercial (4)	4,497	32.88	1.13	4,437	30.77	1.15	4,287	25.80	1.11
Allowance for loan and lease losses	13,676	100.00%	1.57	14,419	100.00%	1.65	16,618	100.00%	1.84
Reserve for unfunded lending commitments	537			528			509
Allowance for credit losses	$14,213			$14,947			$17,127

Asset Quality Indicators

Allowance for loan and lease losses/Total loans and leases (2)		1.57%			1.65%			1.84%
Allowance for loan and lease losses (excluding the valuation allowance for purchased credit-impaired loans)/Total loans and leases (excluding purchased credit-impaired loans) (2, 5)		1.45			1.50			1.65
Allowance for loan and lease losses/Total nonperforming loans and leases (6)		122			121			97
Allowance for loan and lease losses (excluding the valuation allowance for purchased credit-impaired loans)/Total nonperforming loans and leases (5)		110			107			85
Ratio of the allowance for loan and lease losses/Annualized net charge-offs (7)		2.82			4.14			2.95
Ratio of the allowance for loan and lease losses (excluding the valuation allowance for purchased credit-impaired loans)/Annualized net charge-offs (5, 7)		2.55			3.66			2.58
Ratio of the allowance for loan and lease losses/Annualized net charge-offs and purchased credit-impaired write-offs		2.28			4.08			2.30

(1)
Ratios are calculated as allowance for loan and lease losses as a percentage of loans and leases outstanding excluding loans accounted for under the fair value option. Consumer loans accounted for under the fair value option included residential mortgage loans of $1.9 billion, $1.9 billion and $2.0 billion and home equity loans of $205 million, $196 million and $152 million at March 31, 2015, December 31, 2014 and March 31, 2014, respectively. Commercial loans accounted for under the fair value option included U.S. commercial loans of $2.0 billion, $1.9 billion and $1.4 billion and non-U.S. commercial loans of $4.5 billion, $4.7 billion and $7.5 billion at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(2)
Total loans and leases do not include loans accounted for under the fair value option of $8.5 billion, $8.7 billion and $11.1 billion at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(3)
Includes allowance for loan and lease losses for U.S. small business commercial loans of $533 million, $536 million and $462 million at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(4)	Includes allowance for loan and lease losses for impaired commercial loans of $155 million, $159 million and $277 million at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(5)	Excludes valuation allowance on purchased credit-impaired loans of $1.3 billion, $1.7 billion and $2.1 billion at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(6)
Allowance for loan and lease losses includes $5.5 billion, $5.9 billion and $7.1 billion allocated to products (primarily the Consumer Lending portfolios within Consumer Banking and purchased credit-impaired loans) that are excluded from nonperforming loans and leases at March 31, 2015, December 31, 2014 and March 31, 2014, respectively. Excluding these amounts, allowance for loan and lease losses as a percentage of total nonperforming loans and leases was 73 percent, 71 percent and 55 percent at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(7)
Net charge-offs exclude $288 million, $13 million and $391 million of write-offs in the purchased credit-impaired loan portfolio at March 31, 2015, December 31, 2014 and March 31, 2014. These write-offs decreased the purchased credit-impaired valuation allowance included as part of the allowance for loan and lease losses.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	40

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions)

The Corporation evaluates its business based on a fully taxable-equivalent basis, a non-GAAP financial measure. The Corporation believes managing the business with net interest income on a fully taxable-equivalent basis provides a more accurate picture of the interest margin for comparative purposes. Total revenue, net of interest expense, includes net interest income on a fully taxable-equivalent basis and noninterest income. The Corporation views related ratios and analyses (i.e., efficiency ratios and net interest yield) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax-exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. For purposes of this calculation, the Corporation uses the federal statutory tax rate of 35 percent. This measure ensures comparability of net interest income arising from taxable and tax-exempt sources. The efficiency ratio measures the costs expended to generate a dollar of revenue, and net interest yield measures the basis points the Corporation earns over the cost of funds.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

In addition, the Corporation evaluates its business segment results based on measures that utilize average allocated capital. The Corporation allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Corporation's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Allocated capital and the related return both represent non-GAAP financial measures. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, business segment exposures and risk profile, regulatory constraints and strategic plans. As part of this process, in the first quarter of 2015, the Corporation adjusted the amount of capital being allocated to its business segments. This change resulted in no change of the unallocated capital, which is reflected in All Other, and an aggregate increase to the amount of capital being allocated to the business segments. Prior periods were not restated.

See the tables below and on pages 42-44 for reconciliations of these non-GAAP financial measures to financial measures defined by GAAP for the three months ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Corporation. Other companies may define or calculate supplemental financial data differently.

	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis
Net interest income	$9,451	$9,635	$10,219	$10,013	$10,085
Fully taxable-equivalent adjustment	219	230	225	213	201
Net interest income on a fully taxable-equivalent basis	$9,670	$9,865	$10,444	$10,226	$10,286

Reconciliation of total revenue, net of interest expense to total revenue, net of interest expense on a fully taxable-equivalent basis
Total revenue, net of interest expense	$21,202	$18,725	$21,209	$21,747	$22,566
Fully taxable-equivalent adjustment	219	230	225	213	201
Total revenue, net of interest expense on a fully taxable-equivalent basis	$21,421	$18,955	$21,434	$21,960	$22,767

Reconciliation of income tax expense (benefit) to income tax expense (benefit) on a fully taxable-equivalent basis
Income tax expense (benefit)	$1,385	$1,260	$663	$504	$(405)
Fully taxable-equivalent adjustment	219	230	225	213	201
Income tax expense (benefit) on a fully taxable-equivalent basis	$1,604	$1,490	$888	$717	$(204)

Reconciliation of average common shareholders' equity to average tangible common shareholders' equity
Common shareholders' equity	$225,357	$224,479	$222,374	$222,221	$223,207
Goodwill	(69,776)	(69,782)	(69,792)	(69,822)	(69,842)
Intangible assets (excluding mortgage servicing rights)	(4,518)	(4,747)	(4,992)	(5,235)	(5,474)
Related deferred tax liabilities	1,959	2,019	2,077	2,100	2,165
Tangible common shareholders' equity	$153,022	$151,969	$149,667	$149,264	$150,056

Reconciliation of average shareholders' equity to average tangible shareholders' equity
Shareholders' equity	$245,744	$243,454	$238,040	$235,803	$236,559
Goodwill	(69,776)	(69,782)	(69,792)	(69,822)	(69,842)
Intangible assets (excluding mortgage servicing rights)	(4,518)	(4,747)	(4,992)	(5,235)	(5,474)
Related deferred tax liabilities	1,959	2,019	2,077	2,100	2,165
Tangible shareholders' equity	$173,409	$170,944	$165,333	$162,846	$163,408

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	41

Exhibit A: Non-GAAP Reconciliations (continued)

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Reconciliation of period-end common shareholders' equity to period-end tangible common shareholders' equity
Common shareholders' equity	$227,915	$224,162	$220,768	$222,565	$218,536
Goodwill	(69,776)	(69,777)	(69,784)	(69,810)	(69,842)
Intangible assets (excluding mortgage servicing rights)	(4,391)	(4,612)	(4,849)	(5,099)	(5,337)
Related deferred tax liabilities	1,900	1,960	2,019	2,078	2,100
Tangible common shareholders' equity	$155,648	$151,733	$148,154	$149,734	$145,457

Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity
Shareholders' equity	$250,188	$243,471	$238,681	$237,411	$231,888
Goodwill	(69,776)	(69,777)	(69,784)	(69,810)	(69,842)
Intangible assets (excluding mortgage servicing rights)	(4,391)	(4,612)	(4,849)	(5,099)	(5,337)
Related deferred tax liabilities	1,900	1,960	2,019	2,078	2,100
Tangible shareholders' equity	$177,921	$171,042	$166,067	$164,580	$158,809

Reconciliation of period-end assets to period-end tangible assets
Assets	$2,143,545	$2,104,534	$2,123,613	$2,170,557	$2,149,851
Goodwill	(69,776)	(69,777)	(69,784)	(69,810)	(69,842)
Intangible assets (excluding mortgage servicing rights)	(4,391)	(4,612)	(4,849)	(5,099)	(5,337)
Related deferred tax liabilities	1,900	1,960	2,019	2,078	2,100
Tangible assets	$2,071,278	$2,032,105	$2,050,999	$2,097,726	$2,076,772

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	42

Exhibit A: Non-GAAP Reconciliations (continued)

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Reconciliation of return on average allocated capital (1)

Consumer Banking
Reported net income	$1,475	$1,661	$1,678	$1,634	$1,468
Adjustment related to intangibles (2)	1	1	1	1	1
Adjusted net income	$1,476	$1,662	$1,679	$1,635	$1,469

Average allocated equity (3)	$59,348	$60,367	$60,386	$60,403	$60,417
Adjustment related to goodwill and a percentage of intangibles	(30,348)	(30,367)	(30,386)	(30,403)	(30,417)
Average allocated capital	$29,000	$30,000	$30,000	$30,000	$30,000

Global Wealth & Investment Management
Reported net income	$651	$706	$813	$726	$729
Adjustment related to intangibles (2)	3	4	3	3	3
Adjusted net income	$654	$710	$816	$729	$732

Average allocated equity (3)	$22,168	$22,186	$22,204	$22,222	$22,243
Adjustment related to goodwill and a percentage of intangibles	(10,168)	(10,186)	(10,204)	(10,222)	(10,243)
Average allocated capital	$12,000	$12,000	$12,000	$12,000	$12,000

Global Banking
Reported net income	$1,365	$1,511	$1,511	$1,442	$1,291
Adjustment related to intangibles (2)	—	—	1	—	1
Adjusted net income	$1,365	$1,511	$1,512	$1,442	$1,292

Average allocated equity (3)	$58,944	$57,446	$57,449	$57,451	$57,453
Adjustment related to goodwill and a percentage of intangibles	(23,944)	(23,946)	(23,949)	(23,951)	(23,953)
Average allocated capital	$35,000	$33,500	$33,500	$33,500	$33,500

Global Markets
Reported net income (loss)	$945	$(72)	$373	$1,105	$1,313
Adjustment related to intangibles (2)	2	3	2	2	2
Adjusted net income (loss)	$947	$(69)	$375	$1,107	$1,315

Average allocated equity (3)	$40,364	$39,369	$39,374	$39,376	$39,377
Adjustment related to goodwill and a percentage of intangibles	(5,364)	(5,369)	(5,374)	(5,376)	(5,377)
Average allocated capital	$35,000	$34,000	$34,000	$34,000	$34,000

For footnotes see page 44.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	43

Exhibit A: Non-GAAP Reconciliations (continued)

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions)
	First Quarter 2015	Fourth Quarter 2014	First Quarter 2014

Consumer Banking

Deposits
Reported net income	$538	$568	$561
Adjustment related to intangibles (2)	—	—	—
Adjusted net income	$538	$568	$561

Average allocated equity (3)	$30,424	$29,426	$29,425
Adjustment related to goodwill and a percentage of intangibles	(18,424)	(18,426)	(18,425)
Average allocated capital	$12,000	$11,000	$11,000

Consumer Lending
Reported net income	$937	$1,093	$907
Adjustment related to intangibles (2)	1	1	1
Adjusted net income	$938	$1,094	$908

Average allocated equity (3)	$28,923	$30,941	$30,993
Adjustment related to goodwill and a percentage of intangibles	(11,923)	(11,941)	(11,993)
Average allocated capital	$17,000	$19,000	$19,000

(1)	There are no adjustments to reported net income (loss) or average allocated equity for Legacy Assets & Servicing.

(2)	Represents cost of funds, earnings credits and certain expenses related to intangibles.

(3)	Average allocated equity is comprised of average allocated capital plus capital for the portion of goodwill and intangibles specifically assigned to the business segment.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	44